UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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❒	Soliciting Material Under Section 240.14a-12

Summit Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P. O. Box 179
300 North Main Street
Moorefield, West Virginia 26836
April 9, 2021
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Summit Financial Group, Inc. (the “Company”), a West Virginia corporation, on Thursday, May 20, 2021, at 1:00 p.m., EDT. Due to the continuing public health impact of the coronavirus pandemic (COVID-19) and to provide a safe experience for our shareholders, employees and our community, the 2021 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively via live webcast on the internet. No physical meeting will be held. You will be able to attend and participate in the Annual Meeting online and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/227950794 at the meeting date and time. The password for the meeting is SMMF2021.

Shareholders have the same rights and opportunities by participating in a virtual meeting as they would if attending an in-person meeting. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in this proxy statement.

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the virtual Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope for which postage has been paid. You may also vote your shares electronically using the internet or by telephone. If you have any questions regarding the information in the proxy materials, please do not hesitate to call Teresa Ely, Director of Shareholder Relations, (304) 530-1000.

You will be asked at the Annual Meeting to: (i) elect five (5) directors to serve until 2024; (ii) to ratify the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and (iii) to approve an amendment to the Summit 2014 Long-Term Incentive Plan.

You are urged to read the accompanying Proxy Statement carefully, as it contains detailed information regarding the nominees for directors of the Company, the independent registered public accounting firm of the Company and the proposed amendment to the Summit 2014 Long-Term Incentive Plan.

Very truly yours,

Oscar M. Bean
Chairman of the Board
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2021
This proxy statement, along with our 2020 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2020, are available free of charge on the following website: www.summitfgi.com.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:00 p.m., EDT, on May 20, 2021

PLACE
Virtual Meeting Held Via Live Webcast at www.meetingcenter.io/227950794. Please have your proxy card available when you access the online meeting. Your control number is on your proxy card and the password for the meeting is SMMF2021.

ITEMS OF BUSINESS	(1) To elect five (5) directors to serve until 2024;
(2) To ratify the selection of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2021;
(3) To approve an amendment to the Summit 2014 Long-Term Incentive Plan (the "LTIP") to increase the number of shares available for issuance under the LTIP; and
(4) To transact such other business as may properly come before the Meeting. The Board of Directors at present knows of no other business to come before the Annual Meeting.

RECORD DATE	Only those shareholders of record at the close of business on March 30, 2021, shall be entitled to notice and to vote at the Meeting.

ANNUAL REPORT	Our 2020 Annual Report, which is not part of the proxy materials, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. Please MARK, SIGN, DATE and PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. You may also vote by telephone or by internet. Any proxy may be revoked prior to its exercise at the Meeting.

April 9, 2021	Oscar M. Bean
Chairman of the Board

i

COMPENSATION DISCUSSION AND ANALYSIS	25

Executive Compensation Program	25
Setting Executive Compensation	26
Plans Covering All Employees	32
Potential Payments Upon Termination or Change of Control	33
Compensation of Named Executive Officers	39

EXECUTIVE COMPENSATION	40

Summary Compensation Table	40
Grants of Plan-Based Awards During 2020	42
Outstanding Equity Awards at December 31, 2020	43
Options Exercised and Stock Vested During 2020	44
Pension Benefits	44
Estimated Payments Upon Termination	45
Director Compensation 2020	48
Pay Ratio	50

COMPENSATION AND NOMINATING COMMITTEE REPORT	51

Compensation and Nominating Committee	51

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51

AUDIT AND COMPLIANCE COMMITTEE REPORT	52

Audit and Compliance Committee	52
Fees To Independent Registered Public Accounting Firm	53

ITEM 3 - APPROVAL OF AN AMENDMENT TO 2014 SUMMIT LONG-TERM INCENTIVE PLAN	54

General	54
Material Features of the 2014 LTI Plan	56

EXECUTIVE OFFICERS	65

PRINCIPAL SHAREHOLDERS	66

REQUIREMENTS, INCLUDING DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS	67

Shareholder Proposals for the 2022 Annual Meeting	67
Nomination of Directors	67
Stock Transfers	68

ANNUAL REPORT	68

FORM 10-K	68

APPENDIX A - Amended and Restated Summit Financial Group, Inc. 2014 Long-Term Incentive Plan

ii

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Summit Financial Group, Inc. (“Summit,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2021 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on May 20, 2021, beginning at 1:00 p.m. Due to the continuing public health impact of the coronavirus pandemic (COVID-19) and to provide a safe experience for our shareholders and employees, the 2021 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held. You will be able to attend the Annual Meeting online and submit your questions in advance and during the meeting by visiting www.meetingcenter.io/227950794. The password for the meeting is SMMF2021. You will also be able to vote your shares online by attending the Annual Meeting by webcast. It is important to note that shareholders have the same rights and opportunities by participating in a virtual meeting as they would if attending an in-person meeting.

This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about April 9, 2021.

Principal Executive Office of the Company

The principal executive office of the Company is 300 North Main Street, Moorefield, West Virginia 26836.

Shareholders Entitled to Vote

Holders of record of Summit common shares at the close of business on March 30, 2021, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 12,986,088 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

Multiple Shareholders Sharing the Same Address

Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple shareholders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate proxy statement, he or she may contact Teresa Ely, Director of Shareholder Relations, Summit Financial Group, Inc., P. O. Box 179, Moorefield, West Virginia 26836, or by telephone at (304) 530-1000, or by e-mail at tely@summitfgi.com.

How You Can Vote

Your vote is important. Shareholders of record may vote their shares electronically at the Annual Meeting or may vote by proxy, by mail, by telephone or by internet. If you choose to vote by mail, a postage-paid envelope is provided.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting electronically at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Vote by Telephone or by Internet

If you have telephone or Internet access, you may submit your proxy by following the instructions on the proxy card.

Voting at the Annual Meeting

The method by which you vote now will in no way limit your right to vote electronically at the Annual Meeting if you later decide to attend the virtual meeting online. To vote during the Annual Meeting, please log-in to www.meetingcenter.io/227950794 as a shareholder by entering the control number you received with your proxy materials and the password SMMF2021.

If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote online at the Meeting. Information regarding how to obtain a proxy from the holder of record and how to submit it to Computershare to vote at the Annual Meeting is set forth below under the heading “How to Register to Attend the Annual Meeting Virtually on the Internet”.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. As of the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Required Vote

The presence, online at the Annual Meeting or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

On the record date, there were 12,986,088 shares of common stock outstanding which are held by approximately 1,140 shareholders of record. A majority of the outstanding shares of Summit Financial Group, Inc. will constitute a quorum at the meeting.

A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote for the election of directors.

In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, electronically or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

At our 2021 Annual Meeting, the total number of directors to be elected is five (5) in the class expiring in 2024. Each shareholder has the right to cast five (5) votes for each share of stock held on the record date.

If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the nominees for each class. The vote represented by the proxies delivered pursuant to this solicitation, which do not contain any instructions, may be cumulated at the discretion of the Board of Directors of Summit Financial Group, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

For purposes of the ratification of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2021 and the approval of an amendment to the Summit 2014 Long-Term Incentive Plan, an affirmative vote of a majority of the votes cast on each of the proposals is required. In determining whether the proposals have received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

Information on the Virtual Annual Meeting

How to Attend the Virtual Meeting

The 2021 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/227950794. You will also be able to vote your shares online by attending the Annual Meeting by webcast.

To login to the virtual Annual Meeting please go to www.meetingcenter.io/227950794. You have two options after you login: Join as a “Guest” or Join as a “Stockholder”. If you join as a “Stockholder” you will be required to have a control number and password. The unique control number is located in the shaded box on the front of your proxy card. The password for the meeting is SMMF2021. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 1:00 p.m. on May 20, 2021, EDT. We encourage you to access the meeting prior to the start of the meeting to leave ample time for the check-in process. Please follow the registration instructions as outlined below.

How to Register to Attend the Annual Meeting Virtually on the Internet

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet. To register and attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Summit holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 14, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Summit at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail:     Computershare
            Summit Financial Group, Inc. Legal Proxy
            P.O. Box 43001
            Providence, RI 02940-3001

How to Submit Questions During the Virtual Meeting

Shareholders as of the record date who attend the virtual Annual Meeting using their control number (as described above) will have the opportunity to submit questions during the meeting. You may submit questions beginning on May 19, 2021 or during the Annual Meeting by going to the virtual meeting site at www.meetingcenter.io/227950794, entering your unique control number found in the shaded box on the front of your proxy card and the password, SMMF2021. Once logged in, click on the messages icon at the top of the screen to type in your question, then click the arrow icon on the right to submit. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If a question is submitted about one of the matters in the agenda to be voted on by the shareholders at the Annual Meeting, the question must be submitted at or before the time such matter is before the Annual Meeting for consideration. We will answer questions on any matters in the agenda to be voted on by the shareholders at the Annual Meeting before the voting is closed.

Following adjournment of the formal business of the Annual Meeting, the Company will address appropriate general questions from shareholders regarding the Company. Such questions may be submitted in the field provided in the virtual meeting website during the Annual Meeting. The meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of the Company and the matters properly before the meeting, and therefore questions on such matters will not be answered.

To allow the Company to answer as many proper and relevant questions from as many shareholders as possible, we will limit each shareholder to one question. It will help us if questions are succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. The Company does not intend to address any questions that are:

•irrelevant to the business of the Company or to the business of the Annual Meeting;

•related to or may take into account material, non-public information of the Company;

•related to personal grievances;

•derogatory references to individuals or that are otherwise in bad taste;

•substantially repetitious of previous questions or statements already made by another shareholder;

•in furtherance of the shareholder's personal or business interests; or

•out of order, or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairman or Corporate Secretary in their reasonable judgment.

All questions will be reviewed by the Chairman. If properly raised, the Chairman will read aloud the question and respond to the question or direct appropriate officers of the Company to respond to the question. We will post on our website (www.summitfgi.com) under the News tab under the heading “Presentations" after the meeting a document that summarizes and answers the questions received. If a question violates the rules of conduct for asking questions, as described above, it will not be summarized or answered. The Company will endeavor to respond individually to appropriate shareholder questions posed but not answered during the Annual Meeting, to the extent that shareholder contact information is provided. Otherwise, shareholders can direct any such inquiries to Teresa Ely, Director of Shareholder Relations at (304) 530-1000.

Technical Assistance During the Virtual Meeting

In the event technical issues delay or disrupt the Company's ability to convene the meeting for longer than thirty minutes, the Company will make an announcement on its website at www.summitfgi.com under the News tab under the heading “Press Releases" regarding a date and time for reconvening the Annual Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the Annual Meeting, the Chair may adjourn, recess or expedite the Annual Meeting, or take such other action as the Chair determines is appropriate in light of the circumstances.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Shareholders should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage shareholders to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it, or you may call 1-888-724-2416 if you have difficulty accessing the virtual Annual Meeting.

Cost of Proxy Solicitation
We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission, or by facsimile transmission. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses.

Shareholder Account Maintenance
Computershare Shareholder Services is our transfer agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting:

Computershare Shareholder Services
P.O. Box 505000
Louisville, KY 40233-5000
(800) 368-5948
www.computershare.com/investor

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require the Company’s directors and executive officers and greater than ten percent shareholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Based solely on our review of copies of such reports received and/or written representations from such directors and executive officers and ten percent shareholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent shareholders were complied with during fiscal year 2020 except for Gary Hinkle who had one late filing relating to one transaction.

GOVERNANCE OF THE COMPANY

Board and Committee Membership

During 2020, the Board of Directors met ten (10) times. All of our Directors attended 75% or more of the meetings of the Board and the meetings held by committees of the Board on which the directors served in 2020.

The Company has a standing Executive Committee, Audit and Compliance Committee, Compensation and Nominating Committee, Equity Compensation Committee, Asset/Liability and Funds Management Committee and ESOP/401(K) Committee.

Board Leadership Structure

The Board of Directors of the Company is led by a Chairman who is not the Chief Executive Officer. Oscar M. Bean currently serves as the Chairman of the Board and H. Charles Maddy, III is the Company’s Chief Executive Officer. The Board believes that it is important to formally separate the roles of Chairman of the Board of Directors and the Chief Executive Officer. The separation of these roles results in a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The Board also believes that directors will be more likely to challenge the Chief Executive Officer if the Chief Executive Officer is not the Chairman of the Board.

Board’s Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s committees, each of which examines various components of risk as part of their responsibilities. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management and reports from committees of the Board on areas of material risk to the Company, including operational, market, credit, financial, legal and regulatory risks. This enables the Board, senior management, and the committees of the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

During 2020, the Board and its committees also reviewed and discussed with management the impact of COVID-19 on the Company’s employees, customers, and business, and management’s strategies and initiatives to respond to, and mitigate, adverse impacts, including enhanced health and safety measures for the Company’s employees. Management implemented various plans, strategies and protocols to protect our employees, maintain services for clients, assure the functional continuity of our operating systems, controls and processes, and mitigate the financial risks posed by changing market conditions. In order to protect employees and assure workforce continuity and operational redundancy, management-imposed business travel restrictions, enhanced the Company’s sanitizing protocols within its facilities and physically separated, to the extent possible, its critical operations workforce that cannot work remotely. Management also maintained active communications with the Company’s critical vendors to assure all mission-critical activities and functions are being performed in line with its client-service standards. Management continues to monitor the pandemic and take necessary actions to protect our employees, customers and operating systems.

Human Capital Management

The Board and its committees review and discuss with management matters related to human capital management, including the Company’s commitments and progress on diversity and inclusion, compensation and benefits, business conduct and compliance, and executive succession planning. As discussed in more detail in the Company’s Form 10-K included in the 2020 Annual Report, the Company focuses on competitive compensation and benefits to attract and retain the best employees and professional development and on the job training to help our team members improve their skills to prepare them for advancement within the Company. Summit values diversity in our employees, customers, suppliers, marketplace, and community. We believe employing a diverse workforce that is reflective of our customers and the communities that we serve helps us to better identify and deliver ‘Service Beyond Expectations’ to meet our customers’ and communities’ particular financial needs.

Environmental, Social and Governance Practices

The following sections describe steps taken by the Company to promote environmental sustainability, social responsibility and sound corporate governance.

Environmental

The Company has been a forerunner in making its operations more sustainable and reducing its carbon footprint. In 1999, the Company adopted a less-paper initiative in which it commenced imaging checks, emailing monthly bank statement, and scanning and indexing loan documents. The Company promotes the use of technology to reduce its carbon footprint. In 2018, the Company adopted a system for electronic execution of documents when opening deposit accounts for customers and closing loans for customers. The Company encourages all bank customers to view and execute deposit and loan accounts electronically. Tellers at all locations no longer use paper tickets and instead use virtual tickets to reduce the use of paper and increase efficiency in processing transactions. Currently, the Company shreds and recycles all paper used in its branch offices. The Company uses digital channels to provide carbon neutral banking products and services to its customers, employees and Board members, including an internet banking system, a mobile digital banking system, E-Deposit services, E-signature on loan documents, paperless statements, and a board portal for electronically providing Board materials and information. The Company also uses video conferencing and other technology to reduce its employees travel between branches. The Company has implemented numerous energy conservation methods in its branch offices including converting lighting in branches to LED lighting (with 8 branches fully converted to LED lighting, 6 branches where the exterior lighting has been converted and 31 branches which are in process of phasing in LED lighting); installing motion sensors; installing energy efficient HVAC units, and replacing mulch with stone scaping.

Social Responsibility

Through its banking subsidiary, Summit Community Bank, the Company supports its community through community development loans, investments in community development projects, donations to non-profit organizations, charitable enterprises and community organizations and community service projects performed by employees. In 2020, Summit Community Bank made approximately $21.6 million in community development loans, invested $8.5 million in qualified community development projects, and donated approximately $138,000 to various charities, community organizations, food pantries and schools. In 2019 and 2020, the employees of the Company and Summit Community Bank devoted numerous hours volunteering in the local communities across the Company’s footprint.

Corporate Governance

The Company is committed to maintaining strong corporate governance and operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Sarbanes-Oxley Act of 2002, among other things, establishes a number of corporate governance standards and disclosure requirements. In addition, the Company is subject to the corporate governance and Marketplace Rules promulgated by NASDAQ. In light of the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ corporate governance and Marketplace Rules, Summit has a Compensation and Nominating Committee and an Audit and Compliance Committee, all of the members of which are independent as defined by the NASDAQ listing standards and the SEC rules. The Compensation and Nominating Committee and the Audit and Compliance Committee have each adopted charters which are reviewed and assessed on an annual basis. The Company has adopted a Code of Ethics that applies to all directors, executive officers and employees of Summit Financial Group, Inc. and its subsidiaries. The Code of Ethics also contains supplemental provisions that apply to the Company’s Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer (the “Senior Financial Officers”). In addition, the Code of Ethics contains procedures for reporting violations of the Code of Ethics involving the Company’s financial statements and disclosures, accounting practices, internal control over financial reporting, disclosure controls and auditing matters. A copy of the Code of Ethics is available on the Company’s website at www.summitfgi.com.

Anti-Hedging Policy

All of the Company’s directors, officers and employees are subject to the Summit Financial Group, Inc. Company Stock Transaction Policy. This policy provides that it is improper and inappropriate for any director, officer or other employee of the Company to engage in short-term or speculative transactions in the Company’s securities. Specifically, the policy discourages directors and officers and other employees and prohibits insiders from engaging in short-term trading and short sales of the Company’s securities. The policy also discourages directors, officers and employees from engaging in transactions in the Company’s stock in puts, calls or other derivative securities on an exchange or in any other organized market and from holding the Company’s securities in a margin account. In addition to the above-mentioned transactions, the Company also prohibits directors, officers and employees from engaging in any form of hedging strategy through which such person’s investment position would be improved as a result of a decrease in the value of the Company’s stock.

Independence of Directors and Nominees

The Board of Directors annually reviews the relationships of each of its members with the Company to determine whether each director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules.

The Board of Directors reviewed the directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors in order to determine the independence of the current members of the Board of Directors and the nominees for election as a director of the Company.

Based on the subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules, the Board of Directors determined that the following nominees and current members of the Board of Directors are independent: Oscar M. Bean, Dewey F. Bensenhaver, J. Scott Bridgeforth, James M. Cookman, John W. Crites, II, James P. Geary, II, Georgette R. George, John B. Gianola, Gary L. Hinkle, Jason A. Kitzmiller, Charles S. Piccirillo, John H. Shott and Ronald B. Spencer. H. Charles Maddy, III is not independent because he is an executive officer of the Company and Ronald L. Bowling is not independent because he was employed by a subsidiary of the Company during 2019 and received compensation for such services.

The NASDAQ listing standards contain additional requirements for members of the Compensation and Nominating Committee and the Audit and Compliance Committee. All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.

The Board considered the following relationships in evaluating the independence of the Company’s Directors and determined that none of the relationships constitute a material relationship with the Company and each of the relationships satisfied the standards for independence:

• Summit Community Bank, Inc., a subsidiary of the Company, provided lending and/or other financial services to each member of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2020 and 2019 in the ordinary course of business and on substantially the same terms as those available to unrelated parties; and

• Oscar M. Bean, James P. Geary, II, Charlie S. Piccirillo and Georgette George’s husband are partners of law firms that received payments for legal services provided to the Company or its subsidiaries during 2020 and 2019. The legal fees received were less than 1% of each of the law firms’ and Summit’s revenue in 2020 and 2019. Each law firm received less than $5,000 in legal fees from the Company and its subsidiaries in 2020 and 2019.

Executive Committee

The Executive Committee, on an as needed basis, approves loans above specified limits and performs such duties and exercises such powers as delegated to it by the Company’s Board of Directors. The current members of the Company’s Executive Committee are Oscar M. Bean, Chairman, John W. Crites, II, James P. Geary, II, Georgette R. George, Gary L. Hinkle, H. Charles Maddy, III and Charles S. Piccirillo. The Executive Committee met two times in 2020.

Audit and Compliance Committee

The Audit and Compliance Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the quality and integrity of Summit’s financial reports. This entails:

• Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

• Providing direction to and oversight of the Company’s internal audit function.

• Reviewing and appraising the efforts of the Company’s independent auditors.

• Maintaining a free and open means of communication between directors, internal audit staff, independent auditors, and management.

The Audit and Compliance Committee has adopted a written charter, a copy of which is available on the Company’s web site at www.summitfgi.com. The Audit and Compliance Committee charter requires that the committee be comprised of five (5) or more directors. The Audit and Compliance Committee met four times in 2020.

Current members of this committee are John B. Gianola, Chairman, John W. Crites, II, Georgette R. George, Gary L. Hinkle, Jason A. Kitzmiller, Charles S. Piccirillo and Ronald B. Spencer. All members of the Audit and Compliance Committee are independent, as independence is defined under the NASDAQ listing standards.

Pursuant to the provisions of the Sarbanes-Oxley Act, which was enacted in 2002, the SEC adopted rules requiring companies to disclose whether or not at least one member of the Audit and Compliance Committee is an “audit committee financial expert” as defined in such rules.

Under the SEC rules, an “audit committee financial expert” has the following attributes:

• An understanding of generally accepted accounting principles and financial statements;

• An ability to assess the general application of accounting principles generally accepted in the United States of America in connection with the accounting for estimates, accruals and reserves;

• Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

• An understanding of internal controls and procedures for financial reporting; and

• An understanding of audit committee functions.

A person must possess all of the above attributes to qualify as an audit committee financial expert.

Based on Director Questionnaires, the Board of Directors has determined that John W. Crites, II and John B. Gianola of the Audit and Compliance Committee possess all of the above five attributes so as to be deemed “audit committee financial experts” under the SEC rules.

In addition, John W. Crites, II, John B. Gianola and Gary L. Hinkle each qualify as a “financial expert” under the NASDAQ Marketplace Rules, which standards are different from the SEC rules. Under the NASDAQ Marketplace Rules, a “financial expert” must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Mr. Crites, Mr. Gianola and Mr. Hinkle have the necessary experience to qualify them as “financial experts” under the NASDAQ Marketplace Rules.

For information concerning the audit fees paid by the Company in 2020 and for information about the Company’s independent auditors generally, see the Audit and Compliance Committee Report on page 53 of these Annual Meeting materials.

Compensation and Nominating Committee

The Compensation and Nominating Committee consists of a minimum of four (4) independent, outside directors. Current members of the Compensation and Nominating Committee are Oscar M. Bean, Chairman, Dewey F. Bensenhaver, James M. Cookman, James P. Geary, II, John B. Gianola, Gary L. Hinkle and Charles S. Piccirillo. The Equity Compensation Committee is a sub-committee of the Compensation and Nominating Committee and consists of the following members: Dewey F. Bensenhaver, James M. Cookman, John B. Gianola, Gary L. Hinkle and Charles S. Piccirillo

The Compensation and Nominating Committee has adopted a written charter, a copy of which is available on the Company’s website at www.summitfgi.com.

The Committee meets at scheduled times during the year as required, generally one to two times. The Committee reports on Committee actions at Board meetings. The Committee has the authority to retain outside counsel and any other advisors as the Company may deem appropriate in its sole discretion. The Compensation and Nominating Committee met one (1) time in 2020.

Policies and Procedures Relating to the Nomination of Directors and Board Diversity

The Compensation and Nominating Committee assists the Board in (i) identifying qualified individuals to become board members, (ii) determining the composition of the Board of Directors and its committees, (iii) monitoring a process to assess board effectiveness, and (iv) developing and implementing the Company’s corporate governance guidelines.

In determining nominees for the Board of Directors, the Compensation and Nominating Committee selects individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment. The Committee also selects individuals who are most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. In identifying first-time nominees for director, or evaluating individuals recommended by shareholders, the Compensation and Nominating Committee determines, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board of Directors and may consider the current composition of the Board of Directors in light of the diverse communities served by the Company and the interplay of the candidate’s experience with the experience of other Board members.

In performing its responsibilities for identifying, recruiting and recommending nominees for director, the Compensation and Nominating Committee will consider all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that time with a view to creating a Board with a diversity of experience and perspectives, including diversity with respect to race, gender, geography and areas of expertise. The Compensation and Nominating Committee committed to increase the diversity of the Board, and amended its charter to expand the definition of diversity of board experience and perspectives to include ethnicity, nationality, sexual orientation, disabilities and cultural background. Prior to this revision, the definition of diversity of board experience and perspectives only included race, gender, geography and areas of expertise. In addition, the Compensation and Nominating Committee is actively searching for diverse members to serve on the Board of Directors. The Compensation and Nominating Committee is currently reviewing diverse candidates suggested by members of the Board and senior management. The goal of the Compensation and Nominating Committee is to add a diverse board member during 2021 and to have at least one woman and one diverse board candidate for consideration by the shareholders at the 2022 Annual Meeting. The Company has also added a question to its Director and Officer Questionnaire to require directors and officers to self-identify diverse characteristics to allow the Company to assess and track this information. This will allow the Company to monitor its progress in promoting diversity of the Board of Directors as well as diversity of the Company’s management.

The Compensation and Nominating Committee does not have a specific policy with regard to the consideration of persons nominated for Directors by shareholders. The Articles of Incorporation of the Company describe the procedures that a shareholder must follow to nominate persons for election as Directors. For more information regarding these procedures, see Requirements, Including Deadline for Submission of Shareholder Proposals, Nomination of Directors and Other Business of Shareholders on page 67 of these Annual Meeting materials. The Compensation and Nominating Committee will consider nominees for Director recommended by shareholders provided the procedures set forth in the Articles of Incorporation of the Company are followed by shareholders in submitting recommendations. The Committee does not intend to alter the manner in which it evaluates nominees, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Director Qualifications and Review of Director Nominees

In connection with the Director nominations for the 2021 Annual Meeting, the Compensation and Nominating Committee considered the Nominee’s and the Continuing Directors’ roles in identifying and understanding the Company’s risks and overseeing the Company’s compliance with its risk management program. These considerations were in addition to the qualifications, skills and attributes described above that are considered by the Compensation and Nominating Committee in selecting Nominees for the Board of Directors.

In addition to fulfilling the above criteria, all of the Nominees for election to the class expiring in 2024 are independent under the NASDAQ listing standards and the SEC rules except for H. Charles Maddy, III. All of the directors whose terms expire in 2022 and 2023 (the “Continuing Directors”) are independent under the NASDAQ listing standards and the SEC rules except Ronald L. Bowling. Mr. Maddy is not independent as he is an executive officer and employee of the Company. Mr. Bowling is not independent because he was employed by a subsidiary of the Company in 2019 and received compensation for such services.

Each Nominee and Continuing Director brings a strong and unique background and set of skills to the Board providing the Board as a whole competence and experience in a wide variety of areas including banking, accounting, legal, finance, energy, medical, business management, contracting, insurance, timber, transportation, farming, hospitality and retail. Set forth below are the specific experience, qualifications, skills, and attributes considered by the Board in concluding that the Nominees and Continuing Directors are qualified to serve as Directors of the Company:

Nominee for the Class Expiring in 2024

James M. Cookman has served as a member of the Board of Directors of the Company since 1994 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1994 to 2008. Mr. Cookman was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May, 2011 and has served in that capacity since that time. Mr. Cookman has over four decades of diverse business experience in the areas of insurance, renewable energy and communications and currently serves as the President of Cookman Insurance Group, Inc., an Independent Insurance Agency, is a member manager of Laurel Renewable Partners, LLC, a renewable energy development company, and is a member of the board of directors of two farm mutual insurance companies, Mutual Protective Association of West Virginia, and West Virginia Farmers Mutual Insurance Association. Mr. Cookman is politically active at the local and state levels and is actively involved in community initiatives, including his service as regional board member of the American Red Cross, immediate Past President of the Potomac Highlands Shrine Club, and a member of the Eastern West Virginia Community and Technical College Foundation Board of Directors. Mr. Cookman is a member of the Compensation and Nominating Committee, the Equity Compensation Committee and ESOP/401(K) committee.

Gary L. Hinkle has served as a member of the Board of Directors of the Company since 1993 and has served as a member of the Board of Directors of Summit’s banking subsidiary since 1993. Mr. Hinkle received his Bachelor of Science in business management from West Virginia University and has 31 years of experience in owning and operating his own business. Mr. Hinkle is currently the President of Hinkle Trucking, Inc., Dettinburn Transport, Inc., Mt. Storm Fuel Inc., and H. T. Services, Inc. Mr. Hinkle serves as a member of the Executive Committee, the Audit and Compliance Committee, the Asset/Liability and Funds Management Committee, the Compensation and Nominating Committee and Chairman of the Equity Compensation Committee.

Jason A. Kitzmiller has served as a member of the Board of Directors of the Company since 2018. Mr. Kitzmiller served in the U.S. Navy as an aircraft mechanic and was honorably discharged. Mr. Kitzmiller received his Bachelor of Science degree in civil engineering from West Virginia University and has over 27 years of construction related experience. Mr. Kitzmiller serves as president of A.L.L. Construction Inc., specializing in excavating and utility contracting in WV, MD, PA and VA, where he is actively involved in daily management, financial and operational decisions. Mr. Kitzmiller is the vice-president of ALL Construction and Excavating LLC and also serves as managing member of Alleghany Investments LLC and OSA Enterprises LLC. In addition, Mr. Kitzmiller is president of D.P. Southbound LLC and ALL Concrete Inc. and is the sole owner of ALL Outdoors, LLC. Mr. Kitzmiller is past president and current board member of the West Virginia Construction Labor Council and a member of the West Virginia Contractors Association. Mr. Kitzmiller is very active in youth sports and is the vice-president and board member of Grant County Little League Basketball and board member of the Grant County Little League Baseball. Mr. Kitzmiller serves as a member of the Company’s Audit and Compliance Committee and the Asset/Liability and Funds Management Committee.

H. Charles Maddy, III has served as a member of the Board of Directors since 1993 and has served as a member of the Board of Directors of Summit’s banking subsidiary, Summit Community Bank, since 1993. Mr. Maddy is currently the President and Chief Executive Officer of the Company, and has served in this capacity since 1994. Mr. Maddy has demonstrated exceptional leadership through his participation in a variety of professional and community service activities, including his service as Director and past President of the West Virginia Bankers’ Association, chairman of its Audit Committee and member of its Legislative/Government Relations Committee, Pension & Benefits Committee and BankPAC Committee; member of American Bankers Association and serves on its Federal Home Loan Bank Open Committee; Director and a Founder of the Hardy County Child Care Center; Director of Valley View Golf Association; serves on the Board of Trustees of the Eastern West Virginia Community and Technical College Foundation; a past Director and Vice-Chairman of the Federal Home Loan Bank of Pittsburgh and past Chairman of its Audit Committee; past President and past Director of the West Virginia Association of Community Bankers and past Director of the Hardy County Community Foundation. Mr. Maddy has also been recognized as a leader in his industry and has been the recipient of the Outstanding CPA in Business and Industry Award and the AICPA Business and Industry Hall of Fame Award. Mr. Maddy received his Bachelor of Science degree in business administration with a concentration in accounting from Concord College. Mr. Maddy is a member of the Executive Committee, the Asset/Liability and Funds Management Committee and the ESOP/401(K) Committee.

Ronald B. Spencer has served as a member of the Board of Directors of the Company and Summit’s banking subsidiary since January 1, 2020. Mr. Spencer served as Director and Chairman of the Board of Directors of the former Cornerstone Financial Services, Inc. from 2003 to 2019 and served as a member of the Board of Directors of Cornerstone’s banking subsidiary, Cornerstone Bank, Inc., from 2006 until 2019. He also served as Chairman of Cornerstone’s Audit Committee. Inclusive of Mr. Spencer’s service on the board of the predecessor bank to Cornerstone, Mr. Spencer has maintained 40 years aggregate experience as a bank board member. Mr. Spencer earned a Bachelor of Science degree in political science from West Virginia University and attended Camden Military Academy, Camden, South Carolina. Mr. Spencer is the owner and president of Mid-Atlantic of West Virginia, Inc. and owner and manager of Spencer Enterprises. Mr. Spencer is the former owner and president of Eagle Aviation, Yeager Airport and former vice president of Executive Air, Yeager Airport. Mr. Spencer was appointed to the West Virginia Board of Education in November 1999 by Governor Cecil H. Underwood to a term ending November 4, 2008 and was elected secretary of the West Virginia Board of Education in 2002 and 2007. He was also elected to the Doddridge County Commission serving 1989-1995. Additionally, Mr. Spencer was formerly a member of the West Virginia School Boards Association; Board of Directors, and served 15 years as a board member of the Secondary Schools Activities Commission. Mr. Spencer is also involved with several non-profit entities and community organizations. Mr. Spencer is a member of the Audit and Compliance Committee and the Asset/Liability and Funds Management Committee.

Continuing Directors

Oscar M. Bean has served as a member of the Board of Directors of the Company since 1987 and has served as a member of the Board of Directors of Summit’s banking subsidiary since 1978. Mr. Bean was named Chairman of the Board of the Company in 1995, and has served in this capacity for the last 25 years. Mr. Bean is a lawyer and was formerly the prosecuting attorney of Hardy County, West Virginia. Mr. Bean served on the Board of the Moorefield Scholarship Fund and served as a member of the West Virginia University College of Law Visiting Committee. Mr. Bean is currently the Chairman of the Eastern West Virginia Community and Technical College Foundation and is a Partner of Bean & Bean, Attorneys at Law. Since March, 2017, Mr. Bean has been a member of the West Virginia Supreme Court’s Character Committee which interviews applicants who seek to be admitted to practice law in the State of West Virginia. Mr. Bean also chairs the Executive Committee and Compensation and Nominating Committee and is a member of the Asset/Liability and Funds Management Committee.

Dewey F. Bensenhaver, MD has served as a member of the Board of Directors of the Company since 2000 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1998 to 2008. Dr. Bensenhaver was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May 2011. Dr. Bensenhaver is a physician operating a private practice since 1972. In addition, Dr. Bensenhaver has owned a farming operation since 1976. Dr. Bensenhaver is a member of the Compensation and Nominating Committee and the Equity Compensation Committee.

Ronald L. Bowling has served as a member of the Board of Directors since January 1, 2020. Mr. Bowling served as Market President for Summit’s banking subsidiary from January 1, 2019 to December 31, 2019. Mr. Bowling was past Chairman, President, CEO and Director of the former First Peoples Bank from April 2011 to December 31, 2018. Mr. Bowling has over 46 years of banking experience. Mr. Bowling received his Bachelor of Science degree in business administration with concentration in accounting from Concord College and is a licensed Certified Public Accountant. Mr. Bowling is the past president and director of the West Virginia Community Bankers Association, past director of the Wyoming County Economic Development Authority and past director of the West Virginia Bankers Association. Mr. Bowling is a member of the Wyoming County Council on Aging and Treasurer and Director of City of Mullens Foundation. Mr. Bowling is a member of the ESOP/401(k) Committee and the Asset/Liability and Funds Management Committee.

J. Scott Bridgeforth has served as a member of the Board of Directors since 2011. Mr. Bridgeforth has served as a member of the Board of Directors of Summit’s banking subsidiary since 1999. Mr. Bridgeforth received his Bachelor of Business Administration degree in business management from James Madison University and has 31 years of experience in owning and operating his own business. Mr. Bridgeforth is currently the owner and Vice-President of Royal Crown Bottling Company of Winchester, Inc. and Royal Crown Bottling Company of Hagerstown, Maryland, and the owner and President of Sure Bet Services, Inc. Mr. Bridgeforth is a member of the ESOP/401(K) Committee and Asset/Liability and Funds Management Committee.

John W. Crites, II has served as a member of the Board of Directors of the Company since 2016. Mr. Crites earned his Bachelor of Science degree in forestry, wood industries, from West Virginia University. Mr. Crites has served as the President of Allegheny Wood Products, Inc. since April, 2006. Prior to this time, Mr. Crites served as general manager of Allegheny Wood Products, Inc. where he was actively involved in the overall operations of the company. Mr. Crites also serves as the President and owner of Appalachian Wood Pellets, Inc. Mr. Crites serves on the board of directors of the Hardwood Federation and is a member of the WVU Forestry Endowment Trust Committee and the Young Presidents Organization. Mr. Crites is a past member of the Board of Directors of the National Hardwood Lumber Association and Appalachian Hardwood Manufacturers Association. He had also served on the Strategic Planning Committee for the Grant County Board of Education and was a member of the Strategic Review Committee for the WVU School of Forestry. Mr. Crites is a member of the Executive Committee, the Audit and Compliance Committee and the Asset/Liability and Funds Management Committee.

James P. Geary, II has served as a member of the Board of Directors of the Company since 2007 and served as a member of the Board of Directors of Summit’s banking subsidiary from 2007 to 2008. Mr. Geary was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May 2011. Mr. Geary earned his Bachelor of Science degree in accounting from the West Virginia University School of Business and received his law degree from the West Virginia University College of Law. Mr. Geary is a Partner of the law firm Geary & Geary and is a real estate broker for Landimer, Inc. Mr. Geary is a title insurance agent for Old Republic Title Insurance Company and First American Title Insurance Company. Mr. Geary is a current member of the West Virginia Forestry Association. Mr. Geary has served as a mediator in the 21st and 22nd West Virginia Judicial Circuits and serves as the Mental Hygiene Commissioner in the 21st West Virginia Judicial Circuit. Mr. Geary is a charter member of the Grant and Hardy County Gideons and is the Faithfund Regional Program Leader of the West Virginia Gideons International. Mr. Geary was also a professor at Shepherd College, Shepherdstown, West Virginia. Mr. Geary is a member of the Executive Committee, the Compensation and Nominating Committee and the Asset/Liability and Funds Management Committee.

Georgette R. George has served as a member of the Board of Directors since 2010. Ms. George also served as a member of the Board of Directors of Summit from March 1998 to December 1999 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1995 to 2005. Ms. George was re-appointed as a member of the Board of Directors of Summit’s banking subsidiary in December 2009. Ms. George is the Chief Executive Officer and Executive Team Member of Monarch Holdings. She has been engaged with the businesses within Monarch for more than 27 years. She is a principal in a number of business enterprises involved in various retail, office, and hotel development projects, of which she manages the administrative, hotel, and financial operations. In addition, Ms. George is the co-president of Affiliate Services and vice-president of Ridgeline, Inc. Previously, she held a position in sales management at the Hewlett-Packard Company where she received the President’s Award, that company’s highest sales achievement award. Ms. George has a strong understanding of business management and finance through her experience in managing and operating multiple businesses. Ms. George has served on the Boards of numerous non-profit organizations, including the Thomas Hospital Foundation, Community Council of Kanawha Valley, the Convention Bureaus of the cities of both Charleston and South Charleston. She currently serves as a director of the West Virginia Regional Technology Park Corp, Clay Center Foundation and West Virginia Investment Management Board. Ms. George is a Board Member of My Digital Office, a hotel software company. She is also a member of the Federal Reserve West Virginia Advisory Committee for the Fifth District. Ms. George was a recipient of the Women of Achievement Award conferred by the Young Women’s Christian Association of Charleston. Ms. George is a graduate of Vanderbilt University where she earned a Bachelor of Engineering degree in biomedical and electrical engineering. Ms. George is a member of the Audit and Compliance Committee, the Executive Committee and the Asset/Liability and Funds Management Committee.

John B. Gianola has served as a member of the Board of Directors of the Company since December 2016. Mr. Gianola retired in 2013 as a managing partner of the Charleston, West Virginia office of Ernst & Young LLP (“EY”), an international public accounting firm, where he was responsible for EY’s practice in the State of West Virginia. During his 38-year career with EY, he had supervisory responsibility for engagements involving accounting and auditing for a variety of industries including banking, insurance, distribution, energy, mining, manufacturing, technology, and not for profit and governmental entities. Mr. Gianola is a member of the Board of Directors of The Health Plan, Evidence Action and the West Virginia Housing Development Fund. Mr. Gianola holds a Bachelor of Science degree in business administration in accounting from West Virginia University and is a member of the American Institute of Certified Public Accountants, the West Virginia Society of Certified Public Accountants, the Board of Advisors of The College of Business and Economics at West Virginia University and the vice-chairman of the Board of Directors of the West Virginia University Foundation. Mr. Gianola is the chairman of the Audit and Compliance Committee and a member of the Compensation and Nominating Committee, the Equity Compensation Committee and the Asset/Liability and Funds Management Committee.

Charles S. Piccirillo has served as a member of the Board of Directors of the Company since 1998 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1996 to 2008. Mr. Piccirillo was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May 2011. Mr. Piccirillo received his law degree from the West Virginia University College of Law in 1980 and was a member in the law firm of Shaffer & Shaffer, PLLC through December 30, 2020, at which time he became of counsel to Shaffer & Shaffer, PLLC. Mr. Piccirillo is also a Partner with Lawoff Associates, and President of Auggus Enterprises, Inc., both of which are real estate entities. Mr. Piccirillo is a member of the Executive Committee, the Audit and Compliance Committee, the Compensation and Nominating Committee and the Equity Compensation Committee.

John H. Shott has served as a member of the Board of Directors of the Company and Summit’s banking subsidiary since April 2017. Mr. Shott served on the First Century Bankshares, Inc. Board of

Directors since 1999 where he served as a member of its Compensation Committee and the Trust Committee of First Century Bank, First Century Bankshares, Inc.’s banking subsidiary. Mr. Shott brings to our Board relevant experience with legal and regulatory compliance issues. Mr. Shott obtained his law degree from the University of North Carolina, Chapel Hill. Mr. Shott practiced law from September 1975 until 2015. Mr. Shott served as a member of the West Virginia House of Delegates from 2010 through 2020 and was Chairman of its Judiciary Committee from 2014 through 2020. Mr. Shott is also a member of the Board of Directors of several non-profit entities and community organizations. Mr. Shott is a member of the Asset/Liability and Funds Management Committee and the ESOP/401(K) Committee.

Processes and Procedures Relating to Executive Compensation

Another purpose of the Compensation and Nominating Committee is to review, approve and report to the Board of Directors the compensation of all executive officers of the Company who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934 (the “Executive Officers”), including salaries and bonuses, and to approve and report to the Board of Directors all other incentive and equity compensation awards. The Compensation and Nominating Committee also annually reviews the Board Attendance and Compensation Policy which includes the compensation paid to the Board of Directors. The Compensation and Nominating Committee recommends any revisions to the Board Attendance and Compensation Policy to the full Board of Directors for approval. The Committee’s primary processes and procedures for carrying out these purposes include:

• Scope of Authority. The Committee has the following duties and responsibilities:

• Annually review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer (the “CEO”) established by the Board of Directors, evaluate the CEO’s performance in light of these goals and objectives, and review, approve and report to the Board of Directors all compensation arrangements, including base salary, incentive compensation and long-term compensation for the CEO.

• Annually review, approve and report to the Board of Directors all compensation arrangements, including base salary, incentive compensation and long-term compensation, for all other Executive Officers.

• Review, approve and report to the Board of Directors compensation packages for new Executive Officers and termination packages for Executive Officers.

• Review and make recommendations to the Board of Directors for ratification decisions relating to long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board of Directors, the Committee will act on behalf of the Board of Directors as the “committee” established to administer equity-based and employee benefit plans, and as such, will discharge any responsibilities imposed on the committee under those plans, including making and authorizing grants in accordance with the terms of those plans. All such grants must be ratified by the Board of Directors.

• Make recommendations to the Board of Directors with respect to matters relating to incentive compensation and equity-based plans which are appropriate for action by the Board of Directors under applicable NASDAQ and SEC rules.

• Oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes.

• Review all director compensation and benefits for service on the Board and Board committees and recommend any changes to the Board as necessary.

• Delegation of Authority. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

• Role of Executive Officers. The Chief Executive Officer provides the Committee with a verbal performance assessment and compensation recommendation for each of the other Executive Officers. In addition to the following items, these performance assessments and recommendations are considered by the Committee in reviewing, approving and reporting to the Board the compensation arrangements of each Executive Officer other than the CEO: (i) an assessment of the Company’s performance, (ii) the perquisites provided to the Executive Officers, (iii) the salaries paid by a peer group to executive officers holding equivalent positions, (iv) tally sheets showing the aggregate amount of all components of compensation paid to the Executive Officers, and (v) the complexity of the job duties of each Executive Officer.

• Role of Independent Consultant. The Committee has the authority to retain any advisors as the Committee deems appropriate in carrying out its duties, but only after taking into consideration factors relevant to the advisor’s independence from management specified in the NASDAQ listing standards. The Committee has not retained the services of an independent consultant in reviewing and approving the form and amount of executive and director compensation.

Transactions with Related Persons

The Company has written policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors, nominees for director, and executive officers or their immediate families, or shareholders owning five percent or greater of the Company’s outstanding voting stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Directors and executive officers of the Company and its subsidiaries, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with Summit Community Bank. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Summit and did not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

The Board of Directors reviewed all transactions with related parties since January 1, 2020, to determine if such transactions were required to be reported in this Proxy Statement. The Company has not entered into any transactions with related persons since January 1, 2020, that met the threshold for disclosure in this Proxy Statement under the relevant SEC rules, nor has the Company entered into a current transaction, in which the amount of the transaction exceeds the threshold for disclosure in this Proxy Statement under relevant SEC rules and in which a related person had or will have a direct or indirect material interest.

Shareholder Communication with Directors

The Board of Directors of the Company provides a process for shareholders to send communications to the Board of Directors or to any of the individual Directors. Shareholders may send written communications to the Board of Directors or to any of the individual Directors c/o Assistant Corporate Secretary at the following address: Summit Financial Group, Inc., P. O. Box 179, 300 North Main Street, Moorefield, West Virginia 26836. All communications will be compiled by the Assistant Corporate Secretary of the Company and submitted to the Board of Directors or to the individual Directors on a periodic basis.

Board Member Attendance at Annual Meeting

The Company does not have a policy with regard to directors’ attendance at annual meetings. Nine (9) of fifteen (15) incumbent members of the Board of Directors attended the 2020 Annual Meeting of Shareholders.

ITEM 1 - ELECTION OF DIRECTORS

The Board of Directors is divided into three (3) classes. The terms of the Directors in each class expire at successive annual meetings. Five (5) Directors will be elected at our 2021 Annual Meeting to serve a three-year term expiring at our Annual meeting in 2024. If the proposed nominees are elected, the Company will have a Board of Directors consisting of three classes of five (5) directors.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the five (5) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a Director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Directors, with three-year terms expiring at the Annual Meeting in 2024: James M. Cookman, Gary L. Hinkle, Jason A. Kitzmiller, H. Charles Maddy, III and Ronald B. Spencer. All of the nominees were recommended by the Compensation and Nominating Committee and approved by the Board of Directors of the Company. Each of the nominees are Directors standing for re-election.

The Board of Directors recommends a vote FOR the election of these nominees for election as Directors.

We expect each nominee for election as a Director to be able to serve if elected. To the extent permitted by applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board. The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting are set forth on the following pages and on pages 13-17.

Security Ownership of Directors and Officers

As of March 30, 2021, the nominees and other Directors of the Company owned beneficially, directly or indirectly, the number of shares of common stock indicated on pages 22-24. The number of shares shown as beneficially owned by each Director and executive officer is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The information is not necessarily indicative of beneficial ownership for any other purposes.

Unless indicated in the tables on pages 22-24, to our knowledge, the nominees and other Directors named in the tables have sole voting and sole investment power with respect to all shares beneficially owned. As a key employee of the Company, H. Charles Maddy, III may be granted stock options, restricted stock and restricted stock units, performance units, stock settled stock appreciation rights (SARs) and other stock-based awards. Any shares of common stock issuable upon exercise of currently exercisable options and SARs issued to Mr. Maddy are deemed to be outstanding and to be beneficially owned by Mr. Maddy for the purpose of computing his percentage ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other nominee or Director.

All Directors, nominees and executive officers as a group owned 1,720,575 shares or 13.19% of the Company’s common stock as of March 30, 2021. Each Director of the Company is required to own a minimum of 2,000 shares of the Company’s common stock. Ownership is defined as shares held solely in the Director’s name, shares held through the Company’s employee stock ownership plan, a profit-sharing plan, individual retirement account, retirement plan or similar arrangement, and shares owned by a company where the Director owns a controlling interest. Common shares held jointly by a Director and the Director’s spouse are counted when determining whether a Director owns 2,000 shares of the Company’s common stock as long as the director owns stock in his or her own name with a minimum value of at least $500, which is the minimum imposed by West Virginia law. Directors who are also employees of the Company or its subsidiaries are exempt from this requirement.

Family Relationships

There are no family relationships between any director, executive officer or nominee for director.

Name and Age as of the May 20, 2021 Meeting Date	Position, Principal Occupation Within the Last Five Years and Directorships of Public Companies	Amount of Beneficial Ownership of Summit’s Common Stock as of March 30, 2021
NOMINEES WHOSE TERMS EXPIRE IN 2024
		Number of Common Shares	% of Common Stock
James M. Cookman ..........(67)	Director of Summit Financial Group since 1994. President of Cookman Insurance Group, Inc; Member Manager of Laurel Renewable Partners, LLC.	26,210	*
Gary L. Hinkle ..................(71)	Director of Summit Financial Group sinace 1993. President of Hinkle Trucking, Inc., Dettinburn Transport, Inc., Mt. Storm Fuel Corporation and H.T. Services, Inc.	500,089(1)	3.85%
Jason A. Kitzmiller ............(47)	Director of Summit Financial Group since 2018. President of A.L.L. Construction Inc ; Vice-President of ALL Construction and Excavating LLC.	6,176	*
H. Charles Maddy, III ........(58)	Director of Summit Financial Group since 1993. President and CEO of Summit Financial Group since 1994; Chairman of Board of Directors of Summit Community Bank, the banking subsidiary of the Company, since September 2010.	119,409(2)	*
Ronald B. Spencer ............(68)	Director of Summit Financial Group since 2020. Chairman of the Board of the former Cornerstone Financial Services, Inc. Owner and president of Mid-Atlantic of West Virginia, Inc. and owner and manager of Spencer Enterprises.	195,168(3)	1.50%

(1)Includes 63,853 shares owned by Hinkle Trucking, Inc., 4,800 shares owned by spouse, 528 shares owned as Custodian for grandchild, and 13,220 shares owned by H. T. Services.

(2)Includes 38,850 shares owned by spouse, 27,114 fully vested shares held in Company’s ESOP, 12,194 shares issuable upon the exercise of 46,083.2 stock-settled stock appreciation rights (SARs) that are either vested or will vest within 60 days of March 30, 2021. See footnote 6 on page 66 for information on the calculation of the shares issuable upon the exercise of the vested SARs.

(3)Includes 1,368 shares owned by spouse and 93,708 shares owned by a Trust FBO Ronald B. Spencer.

* Indicates director owns less than 1% of the Company’s Common Stock.

Name and Age as of the May 20, 2021, Meeting Date	Position, Principal Occupation Within the Last Five Years and Directorships of Public Companies	Amount of Beneficial Ownership of Summit’s Common Stock as of March 30, 2021
DIRECTORS WHOSE TERMS EXPIRE IN 2023
		Number of Common Shares	% of Common Stock
Ronald L. Bowling ..(66)	Director of Summit Financial Group since 2020. Market President of Summit Community Bank, the banking subsidiary of the Company from January 1, 2019 to December 31, 2019. Chairman, President, CEO and Director of the former First Peoples Bank from April 2011 to December 31, 2018.	8,596	*
J. Scott Bridgeforth ..(57)
	Director of Summit Financial Group since 2011. Owner and Vice President of Royal Crown Bottling Company of Winchester, Inc. and Royal Crown Bottling Company of Hagerstown, Maryland; Owner and President of Sure Bet Services, Inc.	7,310(1)	*
Georgette R. George ..(60)	Director of Summit Financial Group since 2010. CEO and executive team member of Monarch Holdings. Co-president of Affiliate Services and vice-president of Ridgeline, Inc.	255,260(2)	1.97%
John B. Gianola ..(67)	Director of Summit Financial Group since 2016. Former managing partner of Charleston, West Virginia office of Ernst & Young LLP.	3,213	*
John H. Shott .....(72)	Director of Summit Financial Group since 2017. Member of the West Virginia House of Delegates - 27th District and serves as Chairman of the Judiciary Committee.	9,708	*

(1)    Includes 1,150 shares owned by spouse.

(2)    Includes 41,707 shares owned by self-directed IRA FBO spouse, 76,785 shares held by George Brothers Investment Partnership, 19,228 shares owned by Sellaro Enterprise and 77,973 shares held by the Leroy Rashid Estate.

* Indicates director owns less than 1% of the Company’s Common Stock.

Name and Age as of the May 20, 2021, Meeting Date	Position, Principal Occupation Within the Last Five Years and Directorships of Public Companies	Amount of Beneficial Ownership of Summit’s Common Stock as of March 30, 2021
DIRECTORS WHOSE TERMS EXPIRE IN 2022
		Number of Common Shares	% of Common Stock
Oscar M. Bean ..........(70)	Director of Summit Financial Group since 1987, Chairman of the Board since 1995. Partner of Bean & Bean, Attorneys at Law.	104,736(1)	*
Dewey F. Bensenhaver .....(74)	Director of Summit Financial Group since 2000. Physician in private practice; Owner of farming operation.	42,617(2)	*
John W. Crites, II .......(51)	Director of Summit Financial Group since 2016. President of Allegheny Wood Products, Inc.; President and Owner of Appalachian Wood Pellets, Inc.	144,526(3)	1.11%
James P. Geary, II ....(65)	Director of Summit Financial Group since 2007. Partner of the law firm of Geary & Geary.	41,011(4)	*
Charles S. Piccirillo ....(66)	Director of Summit Financial Group since 1998. Member in the law firm of Shaffer & Shaffer, PLLC; Partner, Lawoff Associates; President, Auggus Enterprises, Inc.	45,202(5)	*

(1)    Includes 23,344 shares owned by spouse.

(2)    Includes 307 shares owned by spouse.

(3)    Includes 90,555 shares in three subtrusts created for the benefit of children.

(4)    Includes 7,213 shares owned by spouse and 3,125 shares owned by the WE Mullenax Trust for which Mr. Geary is the Trustee

(5)    Includes 567 shares owned by spouse, and 9,614 shares owned by Auggus Enterprises, Inc.
* Indicates director owns less than 1% of the Company’s Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains Summit’s executive compensation program as it relates to the following named executive officers (defined as the CEO, CFO and the three most highly compensated Executive Officers other than the CEO) as of December 31, 2020:

H. Charles Maddy, III	President and Chief Executive Officer
Robert S. Tissue	Executive Vice President and Chief Financial Officer
Patrick N. Frye	Executive Vice President and Chief of Credit Administration
Scott C. Jennings	Executive Vice President and Chief Operating Officer
Bradford E. Ritchie	President - Summit Community Bank

Executive Compensation Program

We have a straightforward compensation program that focuses on a team approach and supports long-term strategies of the Company. Each of our named executive officers must demonstrate exceptional personal performance for a sustained period of time to remain part of our executive team. As a member of that team, each officer must contribute to the overall success of Summit rather than simply attain goals within that officer’s specific area of responsibility.

Our compensation program includes performance metrics that promote disciplined progress towards longer-term goals and that correlate to the profitability objectives of, and appropriate risk to, the Company. The combination of performance-based compensation and equity-based awards, which derive their benefit from increases in shareholder value, provides the majority of our executive officers’ total compensation and furthers our core compensation principle of providing pay for both individual and Company-wide performance. The executive compensation program was designed and approved the Compensation and Nominating Committee of the Board of Directors (the “Committee”) and the Board of Directors of the Company.

Our executive compensation program is designed to:

• retain executive officers by paying them competitively, motivate them to contribute to the Company’s success, and reward them for their performance;

• reward executive officers through annual performance-based compensation based on the achievement of specific operating goals that have been determined by the Committee;

• align the compensation of the executive officers with the interests of our shareholders and motivate the executive officers to achieve the Company’s long-term goals through equity-based compensation;

• preclude excessive and unnecessary risk-taking by executive officers; and

• encourage ownership of Company common stock by executive officers.

Our fundamental philosophy is to link closely executive compensation with the achievement of annual financial performance goals. It is the Company’s practice to provide a mix of cash and equity-

based compensation that the Company believes balances the best interests of the Company’s executives and the Company’s shareholders. The Company believes compensation should be structured to ensure that a significant portion of the compensation opportunity will be directly related to shareholder value.

As discussed below, the program consists of, and is intended to balance, three elements:

• Salaries

Salaries are based on the Company’s evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by the Company’s Peer Group to executive officers holding equivalent positions. The Company’s Peer Group is a group consisting of all public banks and thrifts in the United States with assets of $1 billion - $5 billion. The Company does not “benchmark” to the Peer Group, but rather uses the Peer Group as a general reference for purposes of comparing our executive officer salaries to other companies in the industry to determine whether the salaries are reasonable and competitive.

• Incentive compensation

Executive Incentive Compensation is based on an evaluation of both individual and Company performance against quantitative measures.

• Long-term Incentive Compensation

Long-term incentive awards, which consist of stock options, stock appreciation rights, restricted stock and restricted stock units under the Company’s 2014 Long-Term Incentive Plan which was approved by the Company’s shareholders, are designed to ensure that incentive compensation is linked to the long-term performance of the Company and its common stock and shareholder return.

Setting Executive Compensation

In setting the annual base salary and the performance goals that must be satisfied for executives to receive incentive compensation, the Company reviews executive compensation information from the Peer Group gathered from SEC filings and the SNL Executive Compensation Review, a compensation survey. The Company does not use a specific formula to set pay in relation to this market data. This market data is used as a tool to assess whether the Company’s executive compensation is reasonable and competitive within the industry. The Company does not, however, attempt to set compensation to meet specific benchmarks, such as salaries “above the median” or equity compensation “at the 75th percentile”. The Company strongly believes in retaining the best talent for all critical Company functions and this may or may not result in compensation packages that align at the median of the Peer Group. The Company also believes that excessive reliance on benchmarking is detrimental to shareholder interest because it can result in compensation that is unrelated to the value delivered by the named executive officers.

Salaries. The first element of the executive compensation program is salaries.

The Board and the Company have directed a mix of the Company’s executive compensation that provides an opportunity for significant variation in total compensation based on performance with a proportionately lesser emphasis on salaries. This strategy is intended to increase the performance orientation of the Company’s executive compensation.

In setting the base salary for the President and CEO and in reviewing and approving the salaries for the other named executive officers, the Company first reviews the history of and the proposals for the compensation for each individual, including cash and equity-based components. In setting salaries, the

Company and the Committee do not use a predetermined formula. Instead, the salaries of the President and CEO and the other executive officers are based on:

•    the Board’s review of the CEO’s evaluation of each officer’s individual job performance, and the Committee’s evaluation of the CEO’s job performance;

•    an assessment of the Company’s performance;

•    the perquisites provided to the CEO and other named executive officers;

•    a consideration of salaries paid by the Peer Group to executive officers holding equivalent positions;

•    a consideration of aggregate amount of all components of compensation paid to the President and CEO and other executive officers; and

•    the complexity of the job duties of the indicated executive as compared to the perceived complexity of the duties of similar executives in other companies.

We do not have a pre-defined framework that determines which of these factors may be more or less important and the emphasis placed on specific factors may vary among the named executive officers. Ultimately it is the Committee’s judgment of these factors along with the competitive data that form the basis for determining the named executive officer’s compensation. Once the base salary is set, it does not depend on the Company’s performance. In 2020, the Company increased the base salaries of its named executive officers as follows:

• 4.06% increase in the salary of Mr. Maddy, 7.41% increase in the salary of Mr. Tissue, 5.75% increase in the salary of Mr. Frye, 7.41% increase in the salary of Mr. Jennings, and 5.00% increase in the salary of Mr. Ritchie for their significant contribution to the overall management of the Company.

Incentive Compensation. The second element of the executive compensation program is incentive compensation. The purpose of establishing an annual incentive compensation plan is to motivate and reward eligible employees for their contributions to the Company and its bank subsidiary by making a large portion of their cash compensation variable and dependent upon the Company’s and its bank subsidiary’s performance.

On February 6, 2020, the Committee approved terms of the Company’s Executive Officer Management Incentive Plan for 2020. The 2020 Executive Officer Management Incentive Plan provided eligible participants, including executive officers of the Company, with the opportunity to earn a bonus payment varying between 15 to 35 percent of the executive officer’s base salary as of January 1, 2020 multiplied by a multiplier based on the Company’s annual return on average tangible equity (“ROATE”) for 2020. The targeted range for the Company’s ROATE for 2020 was 11.50 to 12.49 percent. If the Company’s actual ROATE for 2020 would have been within this targeted range, each executive officer would have received an incentive payment between 15 to 35 percent of their respective annual base salary as of January 1, 2020 (the “Targeted Incentive”).

If the Company’s actual ROATE for 2020 would have been greater than the targeted range, executive officers would have been eligible to receive an incentive that is greater than the Targeted Incentive; conversely, if the Company’s actual ROATE for 2020 would have been less than the targeted range, executive officers would have been eligible to receive an incentive that is less than the Targeted

Incentive. No incentive payments would have been made if the Company’s actual ROATE would have been less than 9.50%.

No incentives would have been made under the Executive Officer Management Incentive Plan for 2020 if at December 31, 2020 through the time of payment of the incentive in 2021, the Company or any affiliate was subject to any active or pending, formal or informal, agreement or enforcement action to which any bank regulatory authority was a party, including, but not limited to a memorandum of understanding, written agreement, or order of cease and desist.

The Company’s actual ROATE for 2020 was 14.73%; accordingly, named executive officers were awarded the following incentive payments: H. Charles Maddy, III - $279,440; Robert S. Tissue - $153,196; Patrick N. Frye $123,408; Scott C. Jennings $153,196; and Bradford E. Ritchie $170,217.

Long-term Incentive Compensation. The third element of the executive compensation program is long-term incentive compensation.

2014 Long-Term Incentive Plan. The main component of the long-term incentive compensation program is the 2014 Long-Term Incentive Plan (the “2014 LTI Plan”) that was adopted by the Company’s shareholders at the 2014 Annual Meeting of shareholders.

Purpose of the 2014 LTI Plan. The purpose of the 2014 LTI Plan is to enhance the ability of the Company to attract and retain exceptionally qualified individuals to serve as key employees to the Company, including full-time employee directors, who will contribute to the Company’s success, to encourage such individuals to acquire a proprietary interest in the growth and performance of the Company which will inure to the benefit of all shareholders of the Company, and to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.

Shares Available for Awards. The maximum number of shares of the Company common stock which may be issued under the 2014 LTI Plan is 500,000, subject to adjustment by the Committee for stock splits and other events as set forth in the 2014 LTI Plan. If, after the effective date of the 2014 LTI Plan, (i) any shares covered by an award under the 2014 LTI Plan, or to which such an award relates, are forfeited or (ii) any award under the 2014 LTI Plan expires or is cancelled or otherwise terminated, then the number of shares available for issuance under the 2014 Plan will increase, to the extent of any such forfeiture, expiration, cancellation or termination. If the Committee grants substitute awards, which are awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company that is acquired by the Company in a merger or other business combination, then such substitute awards will not count toward the maximum number of shares available under the 2014 LTI Plan.

Eligibility. All grants are expected to be made on a discretionary basis, rather than pursuant to a formula. Any key employee or full-time employee director of the Company and its affiliates will be eligible to receive grants under the 2014 LTI Plan. A key employee means any officer or other key employee of the Company or any affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any affiliate as determined by the Committee. An eligible employee-director means each member of the Board of Directors who is a full-time employee or officer of the Company or any affiliate.

Awards. All awards under the 2014 LTI Plan are expected to be evidenced by an award agreement between the Company and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible key employee, executive officer or full-time employee-director may receive awards from one or more categories described below, and more than one award may be granted to an eligible key employee, executive officer or full-time employee-director.

Types of awards under the 2014 LTI Plan include:

Stock Appreciation Rights and Stock Options. Subject to the terms of the 2014 LTI Plan, the Committee may grant to participants stock appreciation rights (SARs) and stock options with such terms and conditions as the Committee determines. A SAR Award Agreement may specify a specific settlement date or dates, or may grant a term during which such SAR or SARs, if vested, may be exercised. If the SAR Award Agreement grants a participant a term during which vested SARs may be exercised by the Participant, the Participant may exercise any such SAR with respect to all or any part of the number of vested SARs then exercisable under the terms of the written SAR Award Agreement by giving the Committee written notice of intent to exercise. When granting SARs, the Committee must fix the term or date of settlement of each SAR, but such date may not exceed 10 years from the date of grant. Holders of SARs do not have rights of a shareholder.

At the time of grant of a stock option, the Committee will determine whether the option will be a non-qualified or an incentive stock option, provided that incentive stock options will only be granted to key employees. The terms of any incentive stock option shall comply in all respects with the provisions of Code Section 422. Each stock option granted under the 2014 LTI Plan will be evidenced by an Option Award Agreement between the Company and the participant and such Option Award Agreement will contain the number of shares and the terms on which the option can be exercised.

The date of grant will not be earlier than the date on which the Committee approves such grant. The exercise price per share shall be determined by the Committee; provided, however, that except in the case of substitute awards, the exercise price will not be less than 100% of the fair market value of the Company’s common stock on the date the stock option is granted, and in the case of incentive stock options granted to any participant that owns more than ten percent of the Company, the exercise price will be at least 110% of the fair market value of the Company’s common stock on the date of grant.

In April 2015, February 2017, and February 2019, the Board of the Company approved awards of stock-settled stock appreciation rights to named executive officers in accordance with the terms of the 2014 LTI Plan. All of the stock-settled stock appreciation rights expire ten years from the date of grant. The stock-settled stock appreciation rights granted are time-based, with 20% vesting on each of the first five anniversaries of the grant date. As of March 30, 2021, 213,016.1 stock-settled stock appreciation rights have vested. The stock-settled stock appreciation rights will be settled in shares of the Company's common stock.

In the event of a change of control, as defined in the LTI Plan, if the successor or surviving corporation so agrees, some or all of the outstanding stock-settled stock appreciation rights will be assumed or replaced with the same type of award with similar terms or conditions. Any stock-settled stock appreciation rights that are not fully vested at the time a recipient terminates employment due to a change of control will become fully vested upon such termination and remain exercisable, throughout the original term of the award.

If the recipient’s employment with the Company is terminated due to death or disability, then the recipient will vest in the additional percentage of stock-settled stock appreciation rights, if any, that would have vested at the vesting date which falls after the date of death or date of termination of employment of recipient due to disability, but within the calendar year in which the recipient died or terminated employment due to disability, as if, for purposes of vesting percentage only, the recipient had not died or terminated employment due to disability, and had continued employment to such vesting date. All vested stock-settled stock appreciation rights will be exercisable for a period of two years from the date of death or termination of employment due to disability; all vested stock-settled stock appreciation rights not exercised within said two-year period will be forfeited in their entirety.

If the recipient is terminated by the Company for cause, then the stock-settled stock appreciation rights will immediately terminate and no stock-settled stock appreciation rights will be exercisable as of the date of such termination, regardless of whether any stock-settled stock appreciation right was vested and exercisable prior to date of such termination.

Upon termination of the recipient’s employment by the Company or by the recipient other than for death, disability or termination for cause, the stock-settled stock appreciation rights, to the extent vested and exercisable as of the date of such termination, will thereafter be exercisable only for a period of two years (with respect to the 2014 grants) or ninety (90) days (with respect to the 2017 and 2019 grants) from the date of such termination, and any stock-settled stock appreciation right that was not exercisable as of the date of such termination will be forfeited.

If, at any time within (i) the ten-year term of award agreement; (ii) two years after the termination of employment; or (iii) two years after the recipient exercises any portion of the grant of stock-settled stock appreciation rights, whichever is the latest, the recipient, in the determination of the Committee, engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to those circumstances set forth in the award agreement, then any award of stock-settled stock appreciation rights held by the recipient will terminate effective as of the date on which the recipient enters into such activity, unless terminated sooner by operation of another term or condition of the award agreement or the Plan, and any gain realized by the recipient from the exercise of all or a portion of any grant of stock appreciation rights will be repaid by the recipient to the Company. Such gain will be calculated based on the spread multiplied by the number of shares subject to the stock-settled stock appreciation rights exercised on such date, plus interest measured from the first date the recipient engaged in any of the prohibited activities set forth above at the highest rate allowable under West Virginia law.

Restricted Stock and Restricted Stock Units. Subject to the terms of the 2014 LTI Plan, the Committee may grant with respect to each restricted stock or restricted stock unit award, the number of shares or restricted stock units, respectively, with respect to which such award relates.

Shares of restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

The Committee will determine the manner in which restricted stock will be evidenced, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such restricted stock.

In 2019 and 2020, the Board of the Company approved awards of 16,650 shares of restricted stock units to key employees. None of the restricted stock units were granted to named executive officers. The restricted stock units vest in accordance with grant agreement. For the restricted stock units granted in 2019 and 2020, some vest over a period of two years, some vest over a period of three years and some vest over a period of four years from the grant date. As of March 30, 2021, 964 restricted stock units have vested.

With respect to restricted stock and restricted stock units, except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all shares of restricted stock and all restricted stock units still subject to restriction will be forfeited and reacquired by the Company unless otherwise determined by the Committee that a waiver would be in the best interests of the Company.

Officer Stock Option Plan. Prior to the adoption of the 2014 LTI Plan, the Officer Stock Option Plan was the main component of the long-term incentive compensation program. The purpose of the Officer Stock Option Plan was to reward and retain officers in a manner that best aligns officers’ interests with shareholders’ interests. The Company’s shareholders approved an Officer Stock Option Plan in 1998 that expired on May 5, 2008. Under the 1998 Officer Stock Option Plan, the Company was authorized to award options for up to 960,000 shares of the Company’s common stock to qualified officers of the Company and its subsidiaries. Following the expiration of the 1998 Officer Stock Option Plan, the shareholders approved the 2009 Officer Stock Option Plan. The remaining shares that are unissued under the 1998 Officer Stock Option Plan ceased to be available for award upon approval of the 2009 Officer Stock Option Plan. Under the 2009 Officer Stock Option Plan, the Company was authorized to award options for up to 350,000 shares of the Company’s common stock to qualified officers of the Company and its subsidiaries. The remaining shares that are unissued under the 2009 Officer Stock Option Plan ceased to be available for award following the approval of the 2014 LTI Plan. As of December 31, 2020, options to purchase an aggregate 5,000 shares of the Company’s common stock remain exercisable by named executive officers under the 1998 Officer Stock Option Plan and the 2009 Officer Stock Option Plan. Each option granted under the Plans has an exercise price of no less than the fair market value of the Company’s common stock as of the date of grant. Options granted under the plans vest according to a schedule designated at the grant date. The Officer Stock Option Plans were administered by the Compensation and Nominating Committee of the Board of Directors.

Executive Salary Continuation Agreements and Supplement. In an effort to attract, reward, motivate and retain the most qualified people available, and to provide those people with a complete and reasonable compensation package, Summit and its banking subsidiary have entered into executive salary continuation agreements with certain executives of the Company with an endorsement split dollar life insurance plan. In this section, Company includes Summit’s bank subsidiary.

The Executive Salary Continuation Agreements (the Continuation Agreements) were designed to provide an annual defined retirement benefit payable for the life of the executive. These benefits, when added to the retirement benefits that will be provided by the Company’s 401(k) Defined Contribution Plan, Employee Stock Ownership Plan, and social security, will provide each executive with benefit levels comparable to other Company employees when measured as a percentage of salary at the time of retirement. The retirement age for each named executive officer under the Continuation Agreements are as follows: H. Charles Maddy, III, and Scott C. Jennings – age 63; and Robert S. Tissue, Patrick N. Frye and Bradford E. Ritchie – age 65.

The Continuation Agreements are designed to be a retention tool, but they do take into account the age of the named executive officers. With respect to the Company’s President and Chief Executive Officer, Mr. Maddy, the benefits under his Continuation Agreement vest at a rate of five percent per year in the first ten years, zero percent in year eleven through eighteen, and in year nineteen, the remaining fifty percent vests. With respect to Mr. Frye, Mr. Jennings and Mr. Tissue, the benefits under their Continuation Agreement vest at a rate of five percent per year in the first ten years, zero percent in year eleven through nineteen, and in year twenty, the remaining fifty percent vests. With respect to Mr. Ritchie, the benefits under his Continuation Agreement vest at a rate of zero percent in year one through four, twenty-five percent in year five, five percent per year in years six through ten, zero percent in year eleven through nineteen, and in year twenty, the remaining fifty percent vests. Vesting is measured for each executive from the effective date of the Continuation Agreements, which vary by executive.

The Company’s obligations under the retirement benefit portion of these agreements are unfunded; however, the Company has purchased life insurance policies on each insurable executive that are actuarially designed to offset the annual expenses associated with the agreements and will, given reasonable actuarial assumptions, offset all of the costs of the agreements during the life of the executive and provide a complete recovery of all costs at the executive’s death. The Company is the sole owner of all policies and as Company assets, the policies are subject to claims of the Company’s general creditors.

The life insurance benefit for each insurable officer is being provided by an Endorsement Split Dollar Plan whereby the Company endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each officer for payment to the designated beneficiary of that officer. The Company owns the policy and its entire surrender value.

For each of the named executive officers, the annual lifetime benefits payable upon retirement at normal retirement age under the Continuation Agreements are as follows: H. Charles Maddy, III - $175,000; Robert S. Tissue - $125,000; Scott C. Jennings - $125,000; Patrick N. Frye - $125,000; and Bradford E. Ritchie - $125,000.

On February 6, 2020, the Committee adopted a supplemental executive retirement plan for the named executive officers of the Company in order to incent these officers to remain employed by the Company to age 65. The supplemental executive retirement plan will provide the following annual defined retirement benefit payable for the life of the named executive officer: H. Charles Maddy, III: $73,000; Robert S. Tissue: $25,000; Patrick N. Frye: $10,000; Scott C. Jennings: $25,000; and Bradford E. Ritchie: $50,000. This plan is in addition to the Continuation Agreements between the Company and the named executive officers. Under the new supplemental executive retirement plan, the named executive officers will vest in the benefits upon attaining age 65.

Perquisites

Generally, the Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a named executive officer in being productive and focused on his or her duties, and which management and the Committee believe are reasonable and consistent with the Company’s overall compensation program. Management and the Committee periodically review the levels of perquisites or personal benefits provided to named executive officers.

Plans Covering All Employees

Employee Stock Ownership Plan. The Company also maintains an Employee Stock Ownership Plan (ESOP) which covers substantially all employees. Any employee who is at least 21 years of age and is credited with at least 1,000 hours of service during the plan year is eligible to participate. Vesting occurs at the rate of 0% for the first year of credited service and 20% for each year thereafter. Under the provisions of the ESOP, employee participants in the ESOP are not permitted to contribute to the ESOP, rather the cost of the ESOP is borne by the Company through annual contributions in amounts determined by the Company’s Board of Directors. Discretionary contributions were made by the Company for 2020 of 5%.

401(k) Defined Contribution Plan. The Company has a defined contribution plan with 401(k) provisions covering substantially all employees. Any employee (other than a leased employee, owner employee, seasonal employee, or other employee who is not a common law employee) who is at least 21 years of age is eligible to participate. If the eligibility requirements are met, an employee may become a participant on the next semi-annual entry date of January 1st or July 1st. The employee is eligible for employer contributions after the employee has at least 12 months of service. Under the provisions of the plan, the Company matches 100% of the participant’s salary reduction contributions, up to 4% of such participant’s compensation. These matching contributions shall be fully vested at all times. The Company may also make optional contributions at the discretion of the Company’s Board of Directors. Vesting of discretionary contributions occurs at the rate of 0% for the first year of credited service, and 20% per year thereafter. No discretionary contributions were made by the Company for 2020.

Potential Payments Upon Termination or Change of Control

The Company has entered into Employment Agreements with the named executive officers in order to ensure continuity of management of the Company and to retain the pool of talent the Company has developed in a competitive marketplace. The Board of Directors determined that such arrangements were appropriate, especially in view of the entry of large regional bank holding companies into West Virginia. The Agreements were not undertaken in the belief that a change of control of the Company was imminent.

Generally, the Company chose particular events for triggering payments based on the standard practice in the industry at the time the particular agreement was negotiated, the overall reasonableness of the expense to the Company associated with a particular triggering event, and whether the specific provision would have a material impact on the marketability of the Company should the Board of Directors believe a sale of the Company were in the best interest of its shareholders. The following summaries set forth potential payments to our named executive officers upon termination of employment or change of control of the Company under their current employment agreements and our other compensation programs.

Employment Agreement — Mr. Maddy. On March 4, 2005, the Company entered into an Employment Agreement (the “Employment Agreement”) and a Change in Control Agreement (the “Change in Control Agreement”) with H. Charles Maddy, III, Chief Executive Officer of Summit. On December 31, 2008, the Employment Agreement and Change in Control Agreement were amended and restated to comply with Internal Revenue Code Section 409A. Under the terms of the Employment Agreement, Summit will review the Employment Agreement annually and may, with the approval of Mr. Maddy, extend the term of the Employment Agreement annually for additional one-year periods (so that the actual term of the Employment Agreement will always be between two and three years). The term of the Employment Agreement extends to March 4, 2024.

The Employment Agreement may be terminated based on one of the following:

• By mutual agreement of the parties

• Upon the death of Mr. Maddy

• Upon the disability of Mr. Maddy

• By Summit, for cause (as defined in the Employment Agreement)

• Upon a Change of Control (as provided in the Change in Control Agreement)

• By Mr. Maddy, upon material breach by Summit

• By Mr. Maddy, based on insolvency not attributable to Mr. Maddy

Under the Employment Agreement, Mr. Maddy is entitled to certain termination payments. If Mr. Maddy is terminated by mutual agreement, then he is entitled to receive a termination payment equal to an amount agreed to by the parties. If Mr. Maddy is terminated for cause based generally on his gross negligence, then Mr. Maddy will not receive a termination payment. In this case, Mr. Maddy is entitled to his Base Salary in effect for the year in which termination occurs, only for such period of his active full-time employment to the date of the termination.

If Mr. Maddy is terminated for cause based on his negligence, malfeasance, or misfeasance, then Mr. Maddy is entitled to receive his Base Salary without offset for compensation already paid prior to the effective date of termination. If Mr. Maddy is terminated for death or disability, Mr. Maddy is entitled to three times his Base Salary. If Mr. Maddy terminates his employment based on a material breach by Summit, then Mr. Maddy is entitled to an amount equal to two times his Base Salary in effect for the year in which termination occurs without offset for compensation already paid prior to the effective date of termination. If Mr. Maddy voluntarily terminates, and there is no material breach by Summit, then Mr. Maddy does not receive a termination payment. In this case, Mr. Maddy is entitled to his Base Salary in effect for the year in which termination occurs, only for such period of his active full-time employment to the date of the termination.

If Mr. Maddy’s employment is terminated pursuant to the provisions of the Change in Control Agreement, then Mr. Maddy would be entitled to the compensation set forth in the Change in Control Agreement as described below.

Change In Control Agreement – Mr. Maddy. Under the Change in Control Agreement, after a Change of Control (as defined below), Mr. Maddy is required to work for the acquiring company for a period of one year in order to facilitate management continuity and to promote an orderly transition of ownership (the “Transition Period”). Upon expiration of this Transition Period, Mr. Maddy is entitled to receive a payment equal to three times the greater of (a) his Salary (as defined in the Employment Agreement) in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement. Under the Change in Control Agreement, Mr. Maddy has the option to terminate within six months of a Change of Control. In this case, Mr. Maddy would be entitled to a lump sum payment equal to seventy-five percent (75%) of the greater of (a) his Salary in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

If Mr. Maddy terminates his employment after the first six months following the Change of Control, but before completion of the Transition Period (unless such termination is for Good Reason or due to his death or disability), Mr. Maddy is not entitled to a severance payment under the Change in Control Agreement.

If Mr. Maddy terminates for Good Reason (as defined below) or is terminated under circumstances constituting Wrongful Termination (as defined in the Change in Control Agreement) during the Transition Period, then Mr. Maddy would be entitled to a payment equal to three times the greater of (a) his Salary in effect immediately prior to the date of consummation of a Change of Control or (b) his Salary in effect on the date of termination of his Employment Agreement under the Change in Control Agreement. Mr. Maddy is also entitled to receive payment of cash incentive award, if any, under the Company’s Annual Incentive Plan and continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for the number of months between the date of his termination and the date that is thirty-six (36) months after the date of consummation of the Change of Control.

If Mr. Maddy is terminated as a result of disability or death during the Transition Period, Mr. Maddy would receive a payment equal to three times the greater of (a) his Salary (as defined in the Agreement) in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

Under the Change in Control Agreement, Mr. Maddy agrees not to engage, directly or indirectly, in the business of banking in the Restricted Area (as defined in the Change in Control Agreement) for a period of three years after expiration of the Transition Period. If Mr. Maddy’s employment with Summit is terminated for any reason other than Mr. Maddy’s disability, retirement, Good Reason, or termination at Mr. Maddy’s option, Mr. Maddy agrees that for a period of one year, he will not, directly or indirectly, engage in the business of banking in the Restricted Area.

Under the Change in Control Agreement, a “Change of Control” is defined in Internal Revenue Code Section 409A and the regulations issued thereunder and includes:

• a change in the ownership of Summit which is defined to occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of Summit that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Summit,

• a change in the effective control of Summit, which is defined to occur on (1) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Summit possessing 30% or more of the total voting power of Summit, and also to occur on (2) the date a majority of members of Summit’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Summit’s Board of Directors before the date of the appointment or election, and

• a change in the ownership of a substantial portion of Summit’s assets which is defined to occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Summit that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Summit immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Summit, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under the Change in Control Agreement, Mr. Maddy may voluntarily terminate his employment for Good Reason which arises if one of the following occurs in combination with a Change of Control:

• a decrease in the executive’s overall compensation below the level in effect immediately prior to on the date of consummation of the change of control, without the executive’s consent;

• a material reduction in the importance of the executive’s job responsibilities without his consent;

• geographical relocation of the executive without his consent, which is deemed to mean relocation to an office more than twenty (20) miles from his location at the time of a change of control;

• failure by the Company to obtain assumption of the Change in Control Agreement by its successor; or

• any removal of the executive from, or failure to reelect the executive to, any position with the Company or Bank that he held immediately prior to the change of control without his prior written consent (except for good cause, death, disability or retirement).

The Employment Agreement and the Change in Control Agreement provide for an additional gross-up payment by Summit to Mr. Maddy in the event that a payment or distribution pursuant to the Employment Agreement or the Change in Control Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Any calculated gross-up payment amount is equal to one hundred percent (100%) of the excise tax plus one hundred percent (100%) of any federal, state and local income taxes plus the additional excise tax on the gross-up amount.

Employment Agreements – Messrs. Tissue, Frye, and Jennings. On December 20, 2008, the Company entered into an Amended and Restated Employment Agreement with Scott C. Jennings, on December 24, 2008, the Company entered into an Amended and Restated Employment Agreement with Robert S. Tissue and on December 31, 2008 the Company entered into an Amended and Restated Employment Agreement with Patrick N. Frye in order to set forth the terms and conditions of their employment in a manner compliant with Internal Revenue Code Section 409A. The Amended and Restated Employment Agreements with Mr. Jennings, Mr. Frye and Mr. Tissue are substantially identical in all material respects and each is referred to as the “Employment Agreement.”

The Employment Agreements may be terminated based on one of the following:

•    Termination for Good Cause (as defined by the Employment Agreement)

•    Termination Not for Good Cause (as defined by the Employment Agreement)

•    Termination for Good Reason, Wrongful Termination, or at Employee’s Option, upon a Change of Control (as defined by the Employment Agreement).

Messrs. Tissue, Frye, and Jennings are entitled to certain termination payments under the Employment Agreements. If either Mr. Tissue, Mr. Frye or Mr. Jennings is terminated Not for Good Cause (as defined by the Employment Agreement), then he is entitled to a payment from the Company equal to the base salary compensation set forth in the Employment Agreement for the remaining term of the Employment Agreement or severance pay equal to 100% of his then current annual base salary, whichever is greater. The termination payment is paid in a lump sum on the date of termination, subject to a six-month delay if required under Internal Revenue Code Section 409A.

Messrs. Tissue, Frye and Jennings have change of control provisions included in their Employment Agreements. Generally, the Employment Agreements provide severance compensation to Messrs. Tissue, Frye and Jennings if such executive’s employment should end under certain specified conditions after a change of control. Compensation is paid upon an involuntary termination within 24 months following a change of control unless Messrs. Tissue, Frye or Jennings is terminated for Good Cause. In addition, compensation will be paid after a change of control if Messrs. Tissue, Frye or Jennings voluntarily terminates employment within 24 months of a change of control because of:

•    a material decrease in the total amount of the executive’s base salary below the level in effect on the date of consummation of the change of control, without his consent;

•    a material reduction in the executive’s job duties and responsibilities without the executive’s prior consent;

•    a material geographical relocation of the executive without his prior consent, which is deemed to mean relocation to an office more than twenty (20) miles from his location at the time of a change of control;

•    failure by the Company to obtain assumption of the Change in Control Agreement by its successor; or

•    any purported termination of the executive’s employment which is not effected pursuant to a notice of termination as required in the executive’s Employment Agreement.

Under the Employment Agreement, a “Change of Control” is defined in Internal Revenue Code Section 409A and the regulations issued thereunder. This definition is set forth above under the description of Mr. Maddy’s Change in Control Agreement.

Messrs. Tissue’s, Frye’s and Jennings’ severance benefits include:

•    a lump sum cash payment equal to the executive’s monthly salary (calculated based on the average annual base salary and bonuses for the two full year periods immediately preceding the consummation of the Change in Control) multiplied by the number of months between the date of the executive’s termination and the date that is twenty-four (24) months after the date of consummation of the Change of Control; provided that the executive’s lump sum cash payment not be less than 100% of his salary; and

•    payment of cash incentive award, if any, under the Company’s Incentive Plans for the year in which the executive terminates for Good Reason or is involuntarily terminated without Good Cause after a Change in Control; and continuing participation, or if continuing participation is barred, in substantially similar programs, in employee benefit plans and programs such as retirement, disability and medical insurance for the number of months between the date of his termination and the date that is twenty-four (24) months after the date of consummation of the Change of Control, or, if earlier, to the date on which the executive receives comparable benefits from any other source.

Messrs. Tissue, Frye and Jennings also each have the right to terminate employment without reason at his option within six (6) months after a Change of Control, by giving written notice of termination, and severance compensation is then equal to seventy five percent of salary, to be paid in a lump sum on the date of Separation from Service, subject to a six month delay if required under Internal Revenue Code Section 409A. Benefit continuation in the event of termination of employment without reason at the executive’s option within six (6) months after a Change of Control is limited to six months (or, if earlier, to the date on which the executive receives comparable benefits from any other source.)

The change of control provisions in Messrs. Tissue’s, Frye’s and Jennings’ Employment Agreements provide for an additional gross-up payment by the Company to the executive in the event that a distribution pursuant to the change of control provisions in the Employment Agreements would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Any calculated gross-up payment amount is equal to one hundred percent (100%) of the excise tax plus one hundred percent (100%) of any federal, state and local income taxes plus the additional excise tax on the gross-up amount.

The change of control provisions of the Employment Agreements do not affect the right of the Company to terminate Messrs. Tissue, Frye or Jennings or change their salary or benefits with or without good cause, prior to any change of control. However, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a wrongful termination and will entitle the executives to the benefits under the Employment Agreements, absent clear and convincing evidence to the contrary.

Employment Agreement – Mr. Ritchie. On December 26, 2008, the Company entered into an Amended and Restated Employment Agreement referred to as the “Employment Agreement,” with

Bradford E. Ritchie, in order to set forth the terms and conditions of his employment in a manner compliant with Internal Revenue Code Section 409A.

The Employment Agreement may be terminated based on one of the following:

•    Termination for Other than Good Cause (as defined by the Employment Agreement)

•    Termination for Good Cause (as defined by the Employment Agreement)

•    Termination for Good Reason or Wrongful Termination (as defined by the Employment Agreement).

Mr. Ritchie is entitled to certain termination payments under the Employment Agreement. If Mr. Ritchie is terminated for Other than Good Cause (as defined by the Employment Agreement), then he is entitled to a severance payment in cash from the Company equal to one (1) year of Mr. Ritchie’s Salary payable in a lump sum on the date of termination, subject to a six-month delay if required under Internal Revenue Code Section 409A.

Mr. Ritchie has change of control provisions included in his Employment Agreement. Generally, the Employment Agreement provides that if Mr. Ritchie’s employment should end under certain specified conditions prior to a Change of Control, but after discussions have commenced that result in a change of control, such termination shall be presumed to be a Wrongful Termination (as defined by the Employment Agreement). In addition, compensation will be paid upon a change of control if Mr. Ritchie voluntarily terminates employment (for Good Reason) within 24 months of a change of control because of:

•    a material decrease in the total amount of Mr. Ritchie’s base salary below the level in effect on the date of consummation of the change of control, without his consent;

•    a material reduction in Mr. Ritchie’s job duties and responsibilities without Mr. Ritchie’s prior consent;

•    a material geographical relocation of Mr. Ritchie without his prior consent, which is deemed to mean relocation to an office more than twenty (20) miles from his location at the time of a change of control;

•    failure by the Company to obtain assumption of the Employment Agreement by its successor; or

•    any purported termination of Mr. Ritchie’s employment which is not effected pursuant to a notice of termination as required in Mr. Ritchie’s Employment Agreement.

Under the Employment Agreement, a “Change of Control” is defined in Internal Revenue Code Section 409A and the regulations issued thereunder. This definition is set forth above under the description of Mr. Maddy’s Change in Control Agreement.

Upon a Wrongful Termination or termination for Good Reason, the Company will pay Mr. Ritchie:

• a lump sum cash payment equal to his monthly salary (calculated based on the average annual base salary for the two full year periods immediately preceding the consummation of the Change in Control) multiplied by the number of months between the date of his termination and the date that is twenty-four (24) months after the earlier of the date of Separation of Service and the date of consummation of the Change of Control; provided that his lump sum cash payment not be less than 100% of his salary;

• payment of cash incentive awards, if any, under the Company’s Incentive Plans earned by Employee as of the last day of his employment; and

• continuing participation, or if continuing participation is barred, in substantially similar programs, in employee benefit plans and programs such as retirement, disability and medical insurance for the number of months between the date of his termination and the date that is the shorter of twenty-four (24) months after the date of consummation of the Change of Control, or the period of time, if any, during which Mr. Ritchie would be entitled to continuation coverage under a group health plan.

The change of control provisions of Mr. Ritchie’s Employment Agreement do not affect the right of the Company to terminate Mr. Ritchie or change his salary or benefits with or without good cause, prior to any change of control. However, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a wrongful termination and will entitle Mr. Ritchie to the benefits under the Employment Agreements absent clear and convincing evidence to the contrary.

Compensation of Named Executive Officers

In applying our compensation principles and philosophy, the Company analyzed the compensation arrangements of its named executives, and believes that the total compensation paid to its executive officers is appropriate and reasonable.

We believe our compensation decisions are in the best interests of our Company and our shareholders for many reasons including:

•    We have a strong management team with a proven record of performance.

•    We have an experienced group of executives who we believe will provide the strong management necessary to maximize shareholder return.

•    We believe that our incentive compensation plans effectively promote the Company’s philosophy of pay for performance.

We will continue to monitor our compensation arrangements to ensure that executive pay directly correlates with the performance of the Company. The Company is committed to the retention of strong management and will continue to focus heavily on its compensation philosophy and principles as it evaluates the total compensation of its executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table
The table below sets forth the compensation of the Company’s Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who earned $100,000 or more in salary and bonus for the years ended December 31, 2020, 2019 and 2018 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Non‑ qualified Deferred Compen- sation Earnings(3) ($)	All Other Compen‑ sation(4) ($)	Total ($)
H. Charles Maddy, III, President and Chief Executive Officer - Summit Financial Group	2020 2019 2018	$507,500 $487,500 $467,500	- - -	- - -	- $265,604 -	$279,440 $238,818 $228,709	$117,515 $109,592 $576,448	$42,150 $39,200 $37,250	$946,605 $1,140,714 $1,309,907
Robert S. Tissue Executive Vice President and Chief Financial Officer - Summit Financial Group	2020 2019 2018	$281,250 $266,250 $251,250	- - -	- - -	- $143,339 -	$153,196 $128,886 $121,304	$29,226 $39,120 $32,735	$24,613 $23,513 $21,763	$488,285 $601,108 $427,052
Patrick N. Frye Executive Vice President and Chief of Credit Administration- Summit Financial Group	2020 2019 2018	$272,250 $257,250 $242,250	- - -	- - -	- $96,795 -	$123,408 $124,337 $116,755	$33,577 $35,640 $39,134	$24,503 $23,153 $21,803	$453,738 $537,175 $419,942
Scott C. Jennings Executive Vice President Chief Operating Officer - Summit Financial Group	2020 2019 2018	$281,250 $266,250 $251,250	- - -	- - -	- $143,339 -	$153,196 $128,886 $121,304	$60,139 $449,666 $39,119	$25,313 $23,963 $22,613	$519,898 $1,012,104 $434,286
Bradford E. Ritchie President - Summit Community Bank	2020 2019 2018	$311,250 $285,250 $237,250	- - -	- - -	- $94,828 -	$170,217 $121,810 $114,228	$19,244 $32,005 $31,408	$24,725 $35,190 $21,353	$525,436 $569,083 $404,239

(1)The amounts in this column represent awards of stock-settled stock appreciation rights in 2019 in accordance with the terms of the 2014 LTI Plan. Stock-settled stock appreciation rights granted in 2019 have a base price equal to $23.94, the fair market value of the Company’s common stock on the date of grant, February 7, 2019, and expire ten years from the date of grant. The stock-settled stock appreciation rights granted are time-based, with 20% vesting on each of the first five anniversaries of the grant date, and the rights will be settled in shares of the Company's common stock.

(2)The amounts in this column relate to non-equity incentive payments awarded under the Company’s Executive Officer Management Incentive Plan in 2021 for performance in 2020, awarded under the Company’s Executive Officer Management Incentive Plan in 2020 for performance in 2019, and awarded under the Company’s Executive Officer Management Incentive Plan in 2019 for performance in 2018. The non-equity incentive payments are discussed in the Compensation Discussion and Analysis on pages 27-28.

(3)The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the Executive Salary Continuation Agreements. The net present value of the retirement benefits used to calculate the net change in benefits was determined using the same assumptions used to determine our retirement obligations and expense for financial statement purposes. Additional information about our Executive Salary Continuation Agreements is included on pages 31-32. The significant increase in the net actuarial net present value of future benefits under the Executive Salary Continuation Agreement for Mr. Maddy in 2018 and Mr. Jennings in 2019 reflects the fact that Mr. Maddy became fully-vested in the remaining 50% of such benefits in 2018 and Mr. Jennings became fully vested in the remaining 50% of such benefits in 2019. We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected above.

(4)With respect to the compensation in this column for 2020, the amounts include the Company’s matching contributions under the Company’s 401(k) Defined Contribution Plan on behalf of Mr. Maddy ($11,400), Mr. Tissue ($10,550), Mr. Frye ($10,890), Mr. Jennings ($11,250) and Mr. Ritchie ($10,475). The amount also includes fees paid to Mr. Maddy ($16,500) in 2020 as a member of the Company’s and its subsidiary bank’s Boards of Directors. The amount includes discretionary contributions to the Company’s ESOP in 2020 as follows: Mr. Maddy ($14,250), Mr. Tissue ($14,063), Mr. Frye ($13,613), Mr. Jennings ($14,063), and Mr. Ritchie ($14,250). No named executive officers received perquisites in excess of $10,000 in 2020.

Total cash compensation, as measured by salary and non-equity incentive plan compensation, is based on the Company’s performance as well as employee performance and certain other factors as described in the section entitled “Executive Compensation.” For the named executive officers, total cash compensation as a percentage of total compensation in 2020 is as follows: Mr. Maddy – 83%; Mr. Tissue – 89%, Mr. Frye – 87%, Mr. Jennings – 84%, and Mr. Ritchie – 92%. The percentage of total cash compensation to total compensation for the named executive officers reflects the emphasis that is placed on cash compensation.

A description of the employment agreements with the named Executive Officers is set forth in the Section entitled “Compensation Discussion and Analysis.”

Grants of Plan-Based Awards During 2020
The following table shows the grants awarded to the Company’s named executive officers under the Executive Officer Management Incentive Plan for 2020.

Name	Type of Award	Grant Date	Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Stock Settled Stock Appreciation Rights
			Threshold	Target	Maximum	Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards (Per Share)	Grant Date Fair Value of Stock and Option Awards
H. Charles Maddy, III	MIP	2/6/2020	$91,541	$147,750	$298,712	-	-	-
Robert S. Tissue	MIP	2/6/2020	$50,185	$81,000	$163,761	-	-	-
Patrick N. Frye	MIP	2/6/2020	$40,427	$65,250	$131,918	-	-	-
Scott C. Jennings	MIP	2/6/2020	$50,185	$81,000	$163,761	-	-	-
Bradford E. Ritchie	MIP	2/6/2020	$55,761	$90,000	$181,957	-	-	-

(1) Amounts represent the opportunity to earn a bonus payment varying between 15 to 30 percent of the named executive officer’s base salary as of January 1, 2020 multiplied by a multiplier based on the Company’s annual return on average tangible equity (“ROATE”) for 2020 pursuant to the Executive Officer Management Incentive Plan for 2020. The threshold and targeted ranges for the Company’s ROATE for 2020 were 9.50 to 10.49 percent and 11.50 to 12.49 percent respectively. Amounts shown represent the threshold, target and maximum payouts for which each named executive officer was eligible under the Management Incentive Plan for 2020. Amounts actually earned with respect to these awards are described in the Compensation Discussion and Analysis section and included in the Summary Compensation Table as Non-Equity Plan Compensation.

Outstanding Equity Awards at December 31, 2020
The following table shows outstanding equity awards classified as exercisable and unexercisable held as of December 31, 2020, by the Company’s named executive officers.

	Option Awards		Stock Appreciation Rights
	Number of Securities Underlying Unexercised Options		Number of Stock Appreciation Rights Unexercised
	(#) Exercisable	(#) Unexercisable	(#) Exercisable	(#) Unexercisable	Option and SARs Exercise Price	Option and SARs Expiration Date
H. Charles Maddy, III			20,910.0 9,400.8 6,319.4	- 6,267.2 25,277.6	$ 12.01 $ 26.01 $ 23.94	04/23/2025 02/09/2027 02/07/2029
Robert S. Tissue			10,768.2 4,890.6 3,410.4	- 3,260.4 13,641.6	$ 12.01 $ 26.01 $ 23.94	04/23/2025 02/09/2027 02/07/2029
Patrick N. Frye			3,522.6 3,362.4 2,303.0	- 2,241.6 9,212.0	$ 12.01 $ 26.01 $ 23.94	04/23/2025 02/09/2027 02/07/2029
Scott C. Jennings			17,947.0 4,890.6 3,410.4	- 3,260.4 13,641.6	$ 12.01 $ 26.01 $ 23.94	04/23/2025 02/09/2027 02/07/2029
Bradford E. Ritchie	1,000 1,000 1,000 1,000 1,000	- - - - -	17,112.0 3,271.2 2,256.2	- 2,180.8 9,024.8	$ 2.54 $ 2.54 $ 2.54 $ 2.54 $ 2.54 $ 12.01 $ 26.01 $ 23.94	07/27/2021 07/27/2022 07/27/2023 07/27/2024 07/27/2025 04/23/2025 02/09/2027 02/07/2029

All options listed in the above table are vested. Grants of stock-settled stock appreciation rights were made on April 23, 2015, February 9, 2017 and February 7, 2019. At December 31, 2020, one hundred percent of the stock-settled stock appreciation rights granted in 2015 were vested, sixty percent of the stock-settled stock appreciation rights granted in 2017 were vested and twenty percent of the stock-settled stock appreciation rights granted in 2019 were vested. The stock-settled stock appreciation rights vest 20% on each of the first five anniversaries of the grant date.

Options Exercised and Stock Vested During 2020
No stock options were exercised by named executive officers in 2020 and no shares of stock were acquired by named executive officers upon exercise of stock appreciation rights in 2020.
Pension Benefits
The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to the named executive officers under the Executive Salary Continuation Agreements with the Company’s named executive officers (the “Continuation Agreements”).

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
H. Charles Maddy, III	Executive Salary Continuation Agreement	21	$1,280,000	-
Robert S. Tissue	Executive Salary Continuation Agreement	18	$635,000	-
Patrick N. Frye	Executive Salary Continuation Agreement	18	$823,000	-
Scott C. Jennings	Executive Salary Continuation Agreement	21	$892,000	-
Bradford E. Ritchie	Executive Salary Continuation Agreement	12	$249,000	-

(1)    The years of credited service under the Continuation Agreements begin on the effective date of the individual agreement with each named executive officer. Each individual agreement was executed after the date of each named executive officer’s initial employment.
(2)    The material assumptions applied in quantifying the present value of the current accrued benefits include the use of a 7% discount rate and an age of death based on the 2008 Valuation Basic Tables.

The Company and its affiliates have entered into the Continuation Agreements with certain executives of the Company and its affiliates with an endorsement split dollar life insurance plan. The Continuation Agreements are designed to provide an annual defined retirement benefit payable for the life of the executive. These benefits, when added to the retirement benefits that will be provided by the Company’s 401(k) Defined Contribution Plan, Employee Stock Ownership Plan, and social security, will provide each executive with benefit levels comparable to other Company employees when measured as a percentage of salary at the time of retirement.

The Company’s obligations under the retirement benefit portion of these agreements are unfunded; however, the Company has purchased life insurance policies on each insurable executive that are actuarially designed to offset the annual expenses associated with the agreements and will, given reasonable actuarial assumptions, offset all of the costs of the Continuation Agreements during the life of the executive and provide a complete recovery of all costs at the executive’s death. The Company is the sole owner of all policies.

The life insurance benefit for each insurable officer is being provided by an Endorsement Split Dollar Plan whereby the Company endorses a specified percentage of the net-at-risk life insurance proceeds (total death benefit less cash value of policy) on the life of each officer for payment to the designated beneficiary of that officer. The Company owns the policy and its entire surrender value.

For each of the named executive officers, the lifetime annual benefits payable upon retirement at normal retirement age under the Continuation Agreements are as follows: H. Charles Maddy, III - $175,000; Robert S. Tissue - $125,000; Patrick N. Frye - $125,000; Scott C. Jennings - $125,000; and Bradford E. Ritchie - $125,000. As discussed on page 32 of the Compensation Discussion and Analysis, on February 6, 2020, the Company adopted a supplemental executive retirement plan. The benefits under the supplemental executive retirement plan are in addition to the benefits under the Continuation Agreements.

Estimated Payments Upon Termination

The following tables summarize potential estimated payments and benefits that would be received by our Named Executive Officers under existing Company contracts, agreements, plans or arrangements for various scenarios involving termination of employment due to: voluntary resignation, termination for good cause, termination without good cause, death, disability, or change of control of the Company. The below information assumes that the termination occurred on December 31, 2020 and does not include any payments or benefits that the Named Executive Officers would already have been entitled to or vested in on such date under any Company contracts, agreements, plans or arrangements, including annual payments under the Executive Salary Continuation Agreements as described on page 44 under Pension Benefits. Nor does the below information include benefits other Company employees would typically receive in the event of similar circumstances.

	Estimated Payments upon Termination Due to:
	Voluntary	Termination	Termination			Change in
	Resignation	for Good	Not For Good		Disability	Company
Name	(a)	Cause (b)	Cause (a)(c)	Death (a)(d)	(a)(e)	Control (a)(f)
H. Charles Maddy, III	$ -	$ -	$1,025,000	$2,542,000	$1,538,000	$1,569,000
Robert S. Tissue	$ -	$ -	$315,000	$865,000	$ -	$1,579,000
Patrick N. Frye	$ -	$ -	$324,000	$916,000	$ -	$1,595,000
Scott C. Jennings	$ -	$ -	$335,000	$509,000	$ -	$886,000
Bradford E. Ritchie	$ -	$ -	$298,000	$1,049,000	$ -	$1,497,000

(a)Under the Executive Salary Continuation Agreements, each Named Executive Officer is entitled to an annual defined retirement benefit payable for the life of the executive with such payments commencing at normal retirement age. See the summary of the Executive Salary Continuation Agreements on pages 31-32 of the Compensation Discussion and Analysis and the present value of such benefits listed in the Pension Benefits table on page 45.
(b)With respect to Mr. Maddy, above illustration of termination for good cause assumes an act of “gross negligence”. In the event of an act of “simple negligence”, Mr. Maddy would receive one times his current annual base salary ($492,500).

(c)Mr. Maddy would receive a payment equal to two times his current base salary. Mr. Tissue, Mr. Frye and Mr. Jennings would receive a payment equal to the greater of one year’s base salary or the total base salary for the remainder of their respective employment agreements. Mr. Ritchie would receive a payment equal to one year’s base salary. Mr. Tissue, Mr. Frye and Mr. Jennings also receive their Company automobile. Conditions and obligations to the receipt of payments upon termination not for good cause are described in the Compensation Discussion and Analysis, which begins on page 25.

(d)Upon death, each NEO’s designated beneficiary would receive the NEO’s respective split dollar life insurance death benefit. In addition, Mr. Maddy’s designated beneficiary would receive 3 times his current annual base salary and his family would receive continuation of their health insurance coverage benefits on the same terms as they previously received for 1 year.

(e)With respect to termination payments made in the event of disability, Mr. Maddy would receive three times his current annual base salary.

(f)The table below breaks out the types of payments and benefits that each NEO would be entitled to under a change of control, but does not include any payments or benefits that the NEOs would already have been entitled to or vested in on such date under any Company contracts, agreements, plans or arrangements upon a change in control. Such payments would consist of:

Estimated Payments upon Termination in Event of a Change in Company Control
Name	Severance	Value of Accelerated Vesting of SARS(1)	Present Value of Accelerated Benefits under Salary Continuation Agreements(2)	Continuation of Health Insurance Benefits (3)	Value of Company Automobile	Estimated Tax Gross Up (4)	Total
H. Charles Maddy, III (5)	$1,538,000	-	$ -	$31,000	$ -	$ -	$1,569,000
Robert S. Tissue (6)	$822,000	-	$366,000	$21,000	$33,000	$337,000	$1,579,000
Patrick N. Frye (7)	$770,000	-	$417,000	$20,000	$51,000	$337,000	$1,595,000
Scott C. Jennings (8)	$822,000	-	$ -	$11,000	$53,000	$ -	$886,000
Bradford E. Ritchie (9)	$881,000	-	$253,000	$28,000	$ -	$335,000	$1,497,000

(1)Under the 2014 LTI Plan and the individual award agreements to the NEOs for the SARs, upon a change of control, if the successor or surviving corporation so agrees, some or all of the outstanding stock-settled stock appreciation rights will be assumed, or replaced with the same type of award with similar terms or conditions. Any stock-settled stock appreciation rights that are not fully vested at the time a NEO terminates employment due to a change of control will become fully vested upon such termination and remain exercisable, throughout the original term of the award. The amount disclosed in the above table is the value of the unvested SARs calculated by multiplying the number of unvested awards by the spread between the closing market price of the Company’s stock on December 31, 2020 and the applicable strike price. See the summary of the Stock Appreciation Rights on page 29 of the Compensation Discussion and Analysis and the value of the vested and unvested SARs and stock options in the table of the Outstanding Equity Awards at December 31, 2020 on page 43.
(2)See footnote (a) to the table on page 44. For purposes of the disclosures in the above table, no payments are included for Mr. Maddy because he is 100% vested in the benefits under the Executive Salary Continuation Agreements. Mr. Tissue, Mr. Frye and Mr. Jennings are 50% vested and Mr. Ritchie is 45% vested in the benefits and the disclosures in the above table reflects the present value of the unvested benefits held by these NEOs by calculating the difference between the present value of the full benefits to which each NEO would be entitled and the present value of the vested portion of the benefits.

(3)In the event of termination in the event of a change in Company control, each NEO would receive continuation of their health insurance coverage benefits on the same terms as they previously received for the following terms: Mr. Maddy – 3 years; Mr. Tissue – 2 years, Mr. Frye – 2 years; Mr. Jennings - 2 years; and Mr. Ritchie – 2 years.

(4)The estimated tax gross up is based on the 20% excise tax, grossed up for income taxes (at a marginal effective rate of 43.5%), on the amount of severance and other benefits above each NEO’s average five-year W-2 earnings multiplied by 2.99.

(5)There are five (5) scenarios under which Mr. Maddy may be terminated and paid severance under his Change in Control Agreement. The amount disclosed in the severance column in the above table represents the amount of severance under scenarios one, four and five described below. The five scenarios are as follows:

•    Under the first scenario, if Mr. Maddy works for the acquiring company for a period of one year (the “Transition Period”), then upon expiration of the Transition Period, he is entitled to receive a payment equal to three times the greater of (a) his Salary (as defined in the Agreement) in effect immediately prior to the date of consummation of the change of control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

•    Under the second scenario, if Mr. Maddy terminates his employment within six months of a change of control, then he is entitled to a lump sum payment equal to seventy-five percent (75%) of the greater of (a) his Salary in effect immediately prior to the date of consummation of the change of control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement. The amount of severance under this scenario is $384,000.

•    Under the third scenario, if Mr. Maddy terminates his employment after the first six months following the change of control, but before completion of the Transition Period, then he is not entitled to a severance payment under the Change in Control Agreement.

•    Under the fourth scenario, if Mr. Maddy terminates for Good Reason (as defined in the Compensation Discussion and Analysis, which begins on page 25) or is terminated under circumstances constituting wrongful termination, then he is entitled to a payment equal to three times the greater of (a) his Salary in effect immediately prior to the date of consummation of a change of control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

•    Under the fifth scenario, if Mr. Maddy is terminated as a result of disability or death, Mr. Maddy is entitled to a payment equal to three times the greater of (a) his Salary in effect immediately prior to the date of consummation of a change of control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

(6)There are two (2) scenarios under which Messrs. Tissue, Frye and Jennings may be terminated and paid severance under the change of control provisions in each of their Employment Agreements. The two scenarios are as follows:

•If Messrs. Tissue, Frye or Jennings are terminated for Good Reason (as defined in the Employment Agreement) or are terminated under circumstances constituting Wrongful Termination (as defined in the Employment Agreement), then the terminated executive officer is entitled to a payment equal to his Salary (as defined in the Employment Agreement) multiplied by the number of months between the effective date of termination and the date that is twenty four (24) months after the date of consummation of change of control, provided in no event shall the executive officer receive a lump sum payment that is less than 100% of his Salary. The amount in the severance column in the above table represents the severance amount under this scenario.

•If Messrs. Tissue, Frye or Jennings terminate within six months of a change of control, the terminated executive officer is entitled to a lump sum payment equal to seventy-five percent (75%) of his Salary in effect immediately prior to the date of consummation of the Change of Control (as defined in the Employment Agreement). The amount of severance under this scenario is $308,000 for Messrs. Tissue and Jennings and $289,000 for Mr. Frye.

(7)Upon a change of control, under Mr. Ritchie’s Employment Agreement, if Mr. Ritchie is terminated for Good Reason (as defined in the Employment Agreement) or is terminated under circumstances constituting Wrongful Termination (as defined in the Employment Agreement), then Mr. Ritchie is entitled to a payment equal to his Salary (as defined in the Employment Agreement) multiplied by the number of months between the effective date of termination and the date that is twenty four (24) months after the earlier of the date of termination and the date of consummation of change of control, provided in no event shall Mr. Ritchie receive a lump sum payment that is less than 100% of his Salary. The amount in the severance column in the above table represents the severance amount under this scenario.

Director Compensation 2020
The following table sets forth certain information regarding the compensation earned by or awarded to each director who served on the Company’s Board of Directors in 2020 except for H. Charles Maddy, III whose compensation as a named executive officer of the Company is presented in the Summary Compensation Table on page 40.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kyle E. Almond (4)	$3,400	-	-	-	-	-	$3,400
Oscar M. Bean	$68,575	-	-	-	-	-	$68,575
Dewey F. Bensenhaver	$17,950	-	-	-	-	-	$17,950
Ronald L. Bowling	$18,350	-	-	-	-	-	$18,350
J. Scott Bridgeforth	$17,800	-	-	-	-	-	$17,800
James M. Cookman	$17,500	-	-	-	-	-	$17,500
John W. Crites, II	$19,750	-	-	-	-	-	$19,750
James P. Geary, II	$20,150	-	-	-	-	-	$20,150
Georgette R. George	$19,950	-	-	-	-	-	$19,950
John B. Gianola	$21,400	-	-	-	-	-	$21,400
Thomas J. Hawse, III (4)	$5,250	-	-	-	-	-	$5,250
Gary L. Hinkle	$21,500	-	-	-	-	-	$21,500
Gerald W. Huffman (4)	$3,250	-	-	-	-	-	$3,250
Jason A. Kitzmiller	$19,450	-	-	-	-	-	$19,450
Charles S. Piccirillo	$20,300	-	-	-	-	-	$20,300
John H. Schott	$17,600	-	-	-	-	-	$17,600
Ronald B. Spencer	$19,850	-	-	-	-	-	$19,850

(1)    Directors of the Company received $500 per board meeting attended. Non-employee Directors of the Company who serve on the Company’s Audit and Compliance Committee and Compensation and Nominating Committee received $750 for each meeting attended. Non-employee Directors of the Company who serve on the Company’s Executive Committee received $500 for each meeting attended. Non-employee Directors serving on other Company Committees received $300 per committee meeting attended.
Members of the Board of Directors of the subsidiary of the Company are paid an annual retainer fee based on the asset size of the subsidiary bank as of December 31st of the prior year and receive $500 for each meeting attended. For 2020, the annual retainer paid to the Members of the Board of Directors of the subsidiary bank was $10,000. Non-employee Directors of the subsidiary bank who serve on the subsidiary bank’s Executive Committee received $500 for each meeting attended. Non-employee Directors serving on other bank subsidiary committees received $300 for each committee meeting attended.

All of the members of the Board of Directors of the Company are also members of the Board of Directors of the bank subsidiary of the Company, and accordingly, receive fees from the bank subsidiary of the Company. In addition, Mr. Maddy is a member of the Board of Directors of the subsidiary bank of the Company and as such receives fees from the bank subsidiary. The fees received by Mr. Maddy are included in the Summary Compensation Table under “All Other Compensation.”

If an individual is a member of the Board of Directors of the Company or its subsidiary bank and is also an employee of the Company or any of its subsidiaries, then such director will be paid the retainer fees and the fees for each board meeting attended as set forth above; however, such director will not be paid the fees for each committee meeting attended.

(2)    Pursuant to the Summit Directors’ Deferral Plan, the Company’s Directors may elect to defer their retainer, meeting and committee fees earned. The Company invests amounts equating to the deferrals of each participating director in phantom investments in various mutual funds. Benefits payable to participant directors at retirement under the Plan will equate to the then current value of the individual investments. The Company’s subsidiary has a similar deferral plan for its directors. The Company has not provided above-market or preferential earnings on any non-qualified deferred compensation and, accordingly, no such amounts are reflected in the above table.

(3)    Generally, the Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a director in being productive and focused on his or her duties, and which management and the Committee believe are reasonable and consistent with the Company’s overall compensation program, including health insurance coverage under the Company’s health insurance plan for certain members of the Company’s Board of Directors. This benefit is only available for directors originally elected to the Board prior to 1994. For those still receiving health insurance coverage, payment by the Company for such coverage will be discontinued upon their retirement. No directors received perquisites in excess of $10,000.

(4)    Messrs. Almond, Hawse and Huffman retired from the Board of Directors at the 2020 Annual Meeting of Shareholders.

Pay Ratio
    As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of H. Charles Maddy, III, our President and Chief Executive Officer (our “CEO”).

    For 2020, our last completed fiscal year:

•    the annual total compensation of our median employee was $41,095; and

•    the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $946,605.

    Based on this information, for 2020 the ratio of the annual total compensation of H. Charles Maddy, III, our President and Chief Executive Officer, to the annual total compensation of our median employee was 23 to 1.

    We took the following steps to identify the median employee and to determine the annual total compensation of our median employee.

•    We determined that, as of December 31, 2020, our employee population consisted of approximately 435 individuals (excluding our CEO). This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date.

•    To identify the median employee from our employee population, we used the amount of federal taxable wages for the identified employees as reflected in our payroll records for the twelve-month period beginning January 1, 2020 and ending December 31, 2020. For wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

•    For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $41,095 which includes salary, non-equity incentive payments, the Company’s matching contribution under the Company’s 401(k) Defined Contribution Plan, discretionary contributions to the Company’s ESOP and the dollar value of the life insurance premiums paid by the Company for the median employee.

•    For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this proxy statement.

        The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

COMPENSATION AND NOMINATING COMMITTEE REPORT

The Compensation and Nominating Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation and Nominating Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Nominating Committee
Oscar M. Bean
Dewey F. Bensenhaver
James P. Geary, II
John B. Gianola
Gary L. Hinkle
Charles S. Piccirillo

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Yount, Hyde & Barbour, P.C. to serve as our independent registered public accounting firm for 2021 subject to the ratification of our shareholders. For information concerning the audit fees paid by the Company in 2019 and 2020 to Yount, Hyde & Barbour, P.C. and for information about the Company’s auditors generally, see the Audit and Compliance Committee Report on page 52 of this Proxy Statement.
Representatives of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of votes cast on this proposal is required for the ratification of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Shareholder ratification of the selection of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Yount, Hyde & Barbour, P.C. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit and Compliance Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Compliance Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote FOR the ratification of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year 2021.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors of the Company is composed of seven (7) independent directors. The members of the Audit and Compliance Committee are Chairman, John B. Gianola, John W. Crites, II, Georgette R. George, Gary L. Hinkle, Jason A. Kitzmiller, Charles S. Piccirillo and Ronald B. Spencer.

The Audit and Compliance Committee operates under a written charter adopted by the Company’s Board of Directors. A copy of the Audit and Compliance Committee Charter is available on the Company’s website at www.summitfgi.com.

On November 14, 2016, the Board of Directors of the Company engaged Yount, Hyde & Barbour, P.C. as its successor independent registered public accounting firm to audit the Company’s financial statements. Since January 1, 2014, the Company has not consulted Yount, Hyde & Barbour, P.C. regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none). At the 2020 Annual Meeting of shareholders, the shareholders of the Company ratified Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2020.

The Audit and Compliance Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2020, and discussed them with Management and the Company’s independent auditors, Yount, Hyde & Barbour, P.C. The Audit and Compliance Committee also has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

The Audit and Compliance Committee has received from the independent auditors the written disclosures and letter required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committee Concerning Independence”, and the Audit and Compliance Committee has discussed with the auditors their independence from the Company and Management.

Based on the review and discussions described above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2020, be included in the Company’s Annual Report on Form 10-K for 2020

Audit and Compliance Committee
John B. Gianola, Chairman
John W. Crites, II
Georgette R. George
Gary L. Hinkle
Jason A. Kitzmiller
Charles S. Piccirillo
Ronald B. Spencer

Fees To Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by Yount, Hyde & Barbour, P.C. to perform an audit of the Company’s annual financial statements for the years ended December 31, 2019 and December 31, 2020.

	2020	2019
Audit Fees(1)	$308,500	$235,250
Audit-Related Fees(2)	$3,500	-
Tax Fees(3)	$13,500	$12,000
All Other Fees(4)	-	-
Total Fees	$325,000	$247,250
(1)    Audit Fees — These are fees for professional services performed by Yount, Hyde & Barbour, P.C. associated with the annual audit of the Company’s consolidated financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting, review of the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, and preparation of consents.
(2)    Audit-Related Fees — Yount, Hyde & Barbour, P.C. did not provide the Company audit-related services during 2019. Audit-related fees during 2020 were for due diligence responses in conjunction with the Company’s subordinated debt private placement transaction.

(3)    Tax Fees — These are fees for professional services provided by Yount, Hyde & Barbour, P.C. for tax compliance services in 2019 and 2020.

(4)    All Other Fees — Yount, Hyde & Barbour, P.C. did not provide the Company other services not described in the above items.

All services rendered by Yount, Hyde & Barbour, P.C. are permissible under applicable laws and regulations, and pre-approved by the Audit and Compliance Committee. The Audit and Compliance Committee’s pre-approval policies for audit and non-audit services provided to the Company by Yount, Hyde & Barbour, P.C. are as follows:

•    Any proposed services that would result in fees exceeding 5% of the total audit fees require specific pre-approval by the Audit and Compliance Committee.

•    Any proposed services that would result in fees of less than 5% of the total audit fees may be commenced prior to obtaining pre-approval of the Audit and Compliance Committee. However, before any substantial work is completed, Yount, Hyde & Barbour, P.C. must obtain the approval of such services from the Chairman of the Audit and Compliance Committee.

The spending level and work content of these services are actively monitored by the Audit and Compliance Committee to maintain the appropriate objectivity and independence in auditor’s core work, which are the audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.

The Audit and Compliance Committee has considered and determined that the provision of these additional services is compatible with maintaining Yount, Hyde & Barbour, P.C. For more information concerning the Company’s Audit and Compliance Committee, see pages 10-11 of these Annual Meeting materials.

ITEM 3 – APPROVAL OF AN AMENDMENT TO THE SUMMIT 2014 LONG-TERM INCENTIVE PLAN

General

On February 11, 2021, the Equity Compensation Committee of the Board of Directors (the “Committee”) approved an amendment to the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan (“2014 LTI Plan”) to increase the number of shares of the Company’s common stock that may be issued under the 2014 LTI Plan by 300,000 shares from 500,000 to 800,000 shares (the “Plan Increase”) and recommended the Plan Increase to the Board of Directors. The Board of Directors approved the Plan Increase at its February 25, 2021 meeting and recommended that the Plan Increase be submitted to the shareholders for approval.

The Board of Directors is asking the shareholders to approve the Plan Increase. The Board is not proposing any other changes to the 2014 LTI Plan. The Board believes the increase in the number of shares will provide a sufficient number of shares for award under the 2014 LTI Plan through its expiration date in May, 2024. As of March 30, 2021, there were 93,803 shares available for future awards under the 2014 LTI Plan.

The 2014 LTI Plan was adopted by the shareholders at the annual meeting in May, 2014. The purpose of the 2014 LTI Plan is to enhance the ability of the Company to attract and retain exceptionally qualified individuals to serve as key employees to the Company, including full-time employee directors, who will contribute to the Company’s success, to encourage such individuals to acquire a proprietary interest in the growth and performance of the Company which will inure to the benefit of all shareholders of the Company, and to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Company uses the 2014 LTI Plan to ensure that incentive compensation is linked to the long-term performance of the Company and its common stock and shareholder return.

The only types of awards that have been granted under the 2014 LTI Plan are stock-settled stock appreciation rights and restricted stock units. A stock-settled stock appreciation right provides the recipient of the award shares of the Company’s stock equal to the increase in value of the shares of the Company’s stock from the date of grant. To determine the number of shares a recipient is entitled to upon exercise of the award, any increase in value of the Company’s stock from the grant date to the exercise date is multiplied by the number of stock appreciation rights vested and then divided by the Company’s stock price on the date of exercise. If the Company’s stock price does not increase above the stock price on the date of grant during the term of the award, then the recipient will not be able to exercise the award for any shares of the Company’s stock.

The Company granted stock-settled stock appreciation rights to key employees in 2015, 2017, and 2019. All of the grants of stock-settled stock appreciation rights are time based, with 20% vesting on each of the first five anniversaries of the grant date. In addition, all of the stock-settled stock appreciation rights expire ten years from the date of grant.

The following table shows the number of stock-settled stock appreciation rights (SARs) granted, the fair market value of the Company’s common stock on the date of grant, the percentage and number of SARs that have vested, the number of SARs that have been forfeited due to death, disability or termination of employment and the number of shares of common stock that are issuable upon the exercise of the stock-settled stock appreciation right based on the fair market value of the Company’s common stock as of March 30, 2021 of $27.16.

Date of Grant	Number of SARs Granted	FMV of Company's Stock on Date of Grant	Percentage of SARs that have Vested	Number of SARs that have Vested	Number of SARs that have been Forfeited	Number of Shares of Common Stock Issuable upon Exercise of SARs (Based on Stock Price of $27.16 on March 30, 2021)
4/23/15	166,717	$12.01	100%	100,463	-	56,039
2/9/17	87,615	$26.01	80%	60,537	3,000	2,563
2/7/19	138,125	$23.94	40%	52,016	-	6,167
Total	392,457			213,016	3,000	64,769

As the above table shows, only 64,769 shares of the Company’s common stock would be issuable to recipients of the SARs upon exercise of their rights based on the Company’s stock price of $27.16 on March 30, 2021. However, the Company reserves at least one share of common stock under the 2014 LTI Plan for each SAR granted because the Company cannot predict the number of shares of stock, if any, that may be issued to recipients upon exercise of the SARs due to the fluctuation of the market price of the Company’s stock. This method of reservation reduces the number of shares available for award under the 2014 LTI Plan even though many of the awards of SARs are not exercisable because they have either not vested or the Company’s current stock value is less than the fair market value of the Company’s stock on the date of grant.

In addition to the SARs, the Company granted a total of 16,650 restricted stock units (RSUs) to key employees in 2019 and 2020. The restricted stock units vest in accordance with grant agreement. For the restricted stock units granted in 2019 and 2020, some vest over a period of two years, some vest over a period of three years and some vest over a period of four years from the grant date. As of March 30, 2021, 964 RSUs are vested and none have been forfeited.

Due to the Company’s method of reservation, there are only 93,893 shares remaining in the 2014 LTI Plan even though only a total of 64,769 shares of common stock would be issuable upon exercise of the SARs and 16,650 shares would be issuable upon the vesting of the RSUs based on the Company’s stock price of $27.16 on March 30, 2021.

The Board believes that the Plan Increase would give the Company the ability to continue to make awards of SARs, RSUs and other equity incentives under the 2014 LTI Plan in an amount determined appropriate by the Committee until the termination of the 2014 LTI Plan in May, 2024. The Board believes that it is important to the long-term success of the Company to continue to use Company stock as part of the overall compensation program to attract and retain exceptionally qualified individuals who will contribute to the Company’s success and to encourage such individuals to acquire a proprietary interest in the growth and performance of the Company. Equity compensation motivates executives to create shareholder value, encourages executives to focus on long-term value and is consistent with the Company’s pay-for-performance philosophy.

The Plan Increase will result in potential dilution of 6.16%, which results in less than 1% of additional potential dilution as compared to the potential dilution under the 2014 LTI Plan when it was adopted in 2014. The total number of outstanding shares of the Company’s common stock has increased by approximately 3.3 million shares to 12,986,088 as of March 30, 2021 as compared to 9,625,505 as of March 27, 2014.

The Committee has been judicious in granting awards under the 2014 LTI Plan and has minimized the impact of potential dilution that such awards could have on the Company’s shareholders by linking the awards to the Company’s stock performance. The Board anticipates that future awards will be similar to the prior awards of SARs and RSUs and expects that the shares remaining under the 2014 LTI Plan together with the additional shares authorized by the Plan Increase will last through the termination of the 2014 LTI Plan in May, 2024.

The Board believes the amendment is necessary for the Company to remain competitive with its peers with respect to its long-term compensation practices and to attract and retain key employees. If the Plan Increase is not approved, then the 2014 LTI Plan will not be amended. The Committee will evaluate whether to issue awards under the 2014 LTI Plan that are settled in cash, rather than stock, or to replace some or all of the equity portion of compensation with additional cash payments. If the Plan Increase is not approved, then the Company’s compensation philosophy of linking incentive compensation to the long-term performance of the company and its common stock will be frustrated.

The following summary describes the material features of the 2014 LTI Plan, as amended by the proposed Plan Increase. This summary of the 2014 LTI Plan is not intended to be a complete description of the 2014 LTI Plan and is qualified in its entirety by the actual text of the Amended and Restated Summit Financial Group, Inc. 2014 Long-Term Incentive Plan, showing the Plan Increase, which is attached as Appendix A to this proxy statement.

Material Features of the 2014 LTI Plan

Features Designed to Protect Shareholder Interests.

The 2014 LTI Plan includes several features designed to protect shareholder interests and to reflect Summit’s compensation philosophy and compensation practices:

•    Pricing at Fair Market Value: Options are granted with an exercise price at or above the fair market value of the stock at the time of the grant and the 2014 LTI Plan prohibits the re-pricing of underwater options.

•    No “Evergreen” Provision: The 2014 LTI Plan has no evergreen or automatic share reload feature. Accordingly, the 2014 LTI Plan does not provide for any automatic increase of the number of shares available under the plan.

•    No Recycling of Shares under the 2009 Option Plan: Any remaining shares that are unissued under the 2009 Option Plan will cease to be available for award, and any awards under the 2009 Option Plan that are forfeited or cancelled will not be added to the total number of shares available for issuance under the 2014 LTI Plan.

•    Double-Trigger Change of Control Provisions: Outstanding awards will only vest in full upon a participant’s qualifying termination of employment following a change of control unless otherwise provided by the Committee in its discretion in the award agreement.

•    Ten-Year Plan Term: The 2014 LTI Plan prohibits the making of awards ten years from its effective date and limits the exercise term of stock options and stock appreciation rights to ten years from the grant date.

•    Independent Committee Administration: The 2014 LTI Plan is administered by Summit’s Equity Compensation Committee of the Compensation and Nominating Committee, which is comprised solely of independent, non-employee directors.

The 2014 LTI Plan is administered by the Committee. The Committee has, among other powers, the power to interpret and construe any provision of the plan, to adopt, amend, suspend or waive rules and regulations for administering the plan, including the adoption of sub-plans and addenda for participants outside of the United States to achieve favorable tax results or facilitate compliance with laws, and to perform other acts relating to the administration of the plan, including, at the Committee’s discretion, the delegation of any administrative responsibilities. Decisions of the Committee are final and binding on all parties.

The Committee has the sole discretion to designate participants and grant to such participants one or more equity awards, including options, restricted stock and restricted stock units, performance units, stock appreciation rights, other stock-based awards or any combination thereof. The Committee has the sole discretion to determine the number or amount of any award to be granted to any participant. If a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(e) of the 2014 LTI Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the 2014 LTI Plan, then an equitable adjustment shall be made to: (i) the number and type of shares (or other securities or property) which may be made the subject of awards, including the aggregate and individual limits set forth in the 2014 LTI Plan, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award or make provision for a cash payment to the holders of an outstanding award. The Committee may not take any other action that would impair the rights of any affected participant, holder or beneficiary under any award or reduce the exercise price of any option or stock appreciation right as established at the time of grant.

The Committee or Board, as applicable, determines whether awards will be granted with or without cash consideration. Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee determines. Any shares of stock deliverable under the 2014 LTI Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event referred to above, the exercise price of stock under any stock option, the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. The Committee determines the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made. Determinations of fair market value under the 2014 LTI Plan are be made in accordance with methods or procedures established by the Committee, or if not otherwise determined by the Committee, in accordance with the method set forth in the 2014 LTI Plan.

The Committee may impose restrictions on restricted stock and restricted stock units in its discretion. These restrictions may lapse as the Committee deems appropriate. Upon termination of employment during the restriction period, all restricted stock and restricted stock units will be forfeited, unless the Committee determines otherwise.

Any performance units granted will vest upon the attainment of performance goals. The Committee establishes the performance criteria, the length of the performance period and the form and time of payment of the award. In addition, the Committee may establish the terms and conditions of stock appreciation rights and other stock-based awards.

The Board of Directors may amend, alter, discontinue or terminate the 2014 LTI Plan or any portion of the plan any time. However, stockholder approval must be obtained for any plan adjustment that would increase the number of shares available for awards or any other material amendment of the 2014 LTI Plan.

No awards may be granted under the 2014 LTI Plan after May 15, 2024.

Eligibility

All grants are made on a discretionary basis, rather than pursuant to a formula. Any key employee or full-time employee-director of the Company and its affiliates are eligible to receive grants under the 2014 LTI Plan. A key employee means any officer or other key employee of the Company or any affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any affiliate as determined by the Committee. An eligible employee-director means each member of the Board of Directors who is a full-time employee or officer of the Company or any affiliate.

In addition, holders of options and other types of awards granted by a company that is acquired by the Company or with which the Company combines are eligible to receive awards under the 2014 LTI Plan granted in assumption of, or in substitution for, outstanding awards previously granted to such holders.

Shares Available for Awards

The maximum number of shares of the Company common stock which may be issued under the 2014 LTI Plan is currently 500,000, subject to adjustment by the Committee for stock splits and other events as set forth in the 2014 LTI Plan.

In addition, no participant may receive options and stock appreciation rights under the 2014 LTI Plan in any calendar year that relate to more than 50,000 shares.

If (i) any shares covered by an award under the 2014 LTI Plan, or to which such an award relates, are forfeited or (ii) any award under the 2014 LTI Plan expires or is cancelled or otherwise terminated, then the number of shares available for issuance under the 2014 LTI Plan will increase, to the extent of any such forfeiture, expiration, cancellation or termination.

Types of awards under the 2014 LTI Plan

All awards are evidenced by an award agreement between the Company and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible key employee, executive officer or full-time employee-director may receive awards from one or more categories described below, and more than one award may be granted to an eligible key employee, executive officer or full-time employee-director.

Stock Options and Stock Appreciation Rights

Subject to the terms of the 2014 LTI Plan, the Committee may grant to participants stock options and stock appreciation rights (SARs) with such terms and conditions as the Committee determines. At the time of grant of a stock option, the Committee will determine whether the option will be a non-qualified or an incentive stock option, provided that incentive stock options will only be granted to key employees. The terms of any incentive stock option shall comply in all respects with the provisions of Code Section 422. Each stock option granted under the 2014 LTI Plan will be evidenced by an Option Award Agreement between the Company and the participant and such Option Award Agreement will contain the number of shares and the terms on which the option can be exercised.

The date of grant will not be earlier than the date on which the Committee approves such grant. The exercise price per share shall be determined by the Committee; provided, however, that except in the case of substitute awards, the exercise price will not be less than 100% of the fair market value of the Company’s common stock on the date the stock option is granted, and in the case of incentive stock options granted to any participant that owns more than ten percent of the Company, the exercise price will be at least 110% of the fair market value of the Company’s common stock on the date of grant. Unless otherwise determined by the committee or the Board, fair market value of a share of the Company’s common stock on a relevant date means:

(i) if the share is listed on an established securities exchange, the value per share is based on the average selling price determined by (a) calculating the arithmetic mean of the high and low prices of shares traded as reported on such exchange for each of the last five (5) most recent business days on which the shares traded prior to the date of grant, (or if valuation is for establishing the fair market value of shares on a date other than the date of grant, such as, for example, to establish the appreciation in value of a share on an exercise or settlement date, for comparison to determine the change in value of such share from its value as of the date of grant, for example, then such five most recent business days on which the shares traded prior to such other date shall be used in such calculation of value as of such other date, as the case may be,) and then (b) calculating the average of such amounts computed in subsection (i)(a) above weighted based on the volume of trading of such shares on each such business day;

(ii) if the share is not listed on an established securities exchange but is traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per share shall be based on the average selling price determined by (a) calculating the arithmetic mean of the high and low prices of shares traded as reported for each of the last five (5) most recent business days on which the shares traded prior to the date of grant (or if valuation is for establishing the fair market value of shares on a date other than the date of grant, such as, for example, to establish the appreciation in value of a share on an exercise or settlement date, for comparison to determine the change in value of such share from its value as of the date of grant, for example, then such five most recent business days on which the shares traded prior to such other date shall be used in such calculation of value as of such other date, as the case may be,) and then (b) calculating the average of such amounts computed in subsection (ii)(a) above weighted based on the volume of trading of such shares on each such trading day; or

(iii) if the share is not listed on an established securities exchange or is not traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer,

the value per share shall be based on a reasonable valuation method that conforms to the requirements of Internal Revenue Code Section 409A.

Restricted Stock and Restricted Stock Units

Subject to the terms of the 2014 LTI Plan, the Committee may grant with respect to each restricted stock or restricted stock unit award, the number of shares or restricted stock units, respectively, with respect to which such award relates.

Shares of restricted stock and restricted stock units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

The Committee shall determine the manner in which restricted stock will be evidenced, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such restricted stock.

Employment Status of Participant

In the event of a participant’s termination of employment by either the participant or the Company, including but not limited to by reason of retirement, permanent disability, or death, then with respect to vested stock options or vested stock appreciation rights, the Committee may establish, in the Award Agreement, a period or periods in addition or in the alternative to the stated term of the option or the stock appreciation right (and incentive stock options, the provisions of Code Section 422 shall be applicable.) If the stock appreciation right has a specified settlement date in the award agreement, any vested stock appreciation right will be settled and paid on such specified date.

With respect to restricted stock and restricted stock units, except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all shares of restricted stock and all restricted stock units still subject to restriction will be forfeited and reacquired by the Company unless otherwise determined by the Committee that a waiver would be in the best interests of the Company.

Change of Control

Unless otherwise provided in the Award Agreement, in the discretion of the Committee, any award not fully vested at the time a participant terminates employment due to a Change of Control will become fully vested upon such termination and remain exercisable, as applicable, throughout its original term. If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in a change of control transaction. If applicable, each award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control, and such other appropriate adjustments in the terms and conditions of the award shall be made. In addition, if the foregoing does not apply with respect to any particular outstanding award, then the Committee may provide that all such outstanding Awards shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or shares all as more fully set forth in the 2014 LTI Plan. Change of Control is defined in the Amended and Restated 2014 LTI Plan which is attached to this Proxy Statement as Appendix A.

Nonassignable and Nontransferable Awards

Each award, and all rights thereunder, shall be nonassignable and nontransferable other than by will or by the laws of descent and distribution, except that the Committee may allow a participant to: (a) designate in writing a beneficiary to exercise the award after the participant’s death, or (b) transfer any award, in the manner and to the extent specified by the Committee. During the individual’s lifetime, each award will be exercisable only by the individual or by the individual’s guardian or legal representative. No award (other than released securities), and no right under any such award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

Duration of the 2014 LTI Plan

No awards may be made under the 2014 LTI Plan after May 15, 2024. However, any award granted prior to May 15, 2024 may extend beyond such date, and the authority of the Committee and the Board to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or rights under any such award, and to amend the 2014 LTI Plan, will extend beyond such date. The Board may terminate the 2014 LTI Plan at any time with respect to all awards that have not been granted.

Amendment and Discontinuance

The Board may amend, alter, suspend, discontinue, or terminate the 2014 LTI Plan or any part hereof at any time it deems necessary or appropriate; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the 2014 LTI Plan shall in any manner (except as otherwise provided) adversely affect any award granted and then outstanding under the 2014 LTI Plan, without the consent of the participant; and provided, further, that shareholder approval of any amendment of the plan shall also be obtained if otherwise required by the listing requirements of the principal securities exchange or market on which the shares are then traded. In addition, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 2014 LTI Plan or any award in a manner and to the extent it deems desirable to carry the plan into effect. Notwithstanding the foregoing, the Board and Committee are prohibited from amending the provisions of the plan that prohibit the repricing of options and stock appreciation rights.

The Board shall have the right and the power to terminate the 2014 LTI Plan at any time. No award shall be granted after the termination of the 2014 LTI Plan; provided that, unless otherwise expressly provided in the 2014 LTI Plan or in an applicable award agreement, any award theretofore granted may extend beyond the date of the plan’s termination, and, to the extent set forth in the 2014 LTI Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board or Committee to amend the Plan, shall extend beyond such date.

Federal Income Tax Consequences

The U.S. federal income tax consequences to the Company and the recipients of awards under the 2014 LTI Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2014 LTI Plan. Recipients of awards under the 2014 LTI Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the 2014 LTI Plan. The tax consequences related to the issuance of each is discussed separately below.

Options and Stock Appreciation Rights (SARs)

In general, a recipient of an option or SAR granted under the 2014 LTI Plan will not have regular taxable income at the time of grant.

Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal to the fair market value on the date of exercise of the shares exercised, minus the exercise price. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss. The character of such capital gain or loss (short-term or long-term) will depend upon the length of time that the optionee holds the shares prior to the sale or disposition. Generally, such shares must be held at least 12 months in order for long-term capital gains tax rates to apply.

An optionee generally will not be required to recognize any regular taxable income upon the exercise of an incentive stock option, provided that the optionee does not dispose of the shares issued to him or her upon exercise of the option within the two-year period after the date of grant and within one year after the receipt of the shares by the optionee. The optionee will have alternative minimum taxable income equal to the amount by which the fair market value of the shares on the exercise date exceeds the purchase price. An optionee will recognize ordinary taxable income upon the exercise of an incentive stock option if such optionee uses the broker-assisted cashless exercise method. Provided the optionee does not recognize regular taxable income upon exercise, the tax basis for the shares purchased is equal to the exercise price. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

Restricted Stock

In general, a participant who receives restricted stock will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares are no longer subject to restrictions. Alternatively, unless prohibited by the Committee, a participant may elect under Section 83(b) of the Internal Revenue Code (“Code”) to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2014 LTI Plan and Code with respect to such election. The amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain.

Restricted Stock Units (RSUs)

In general, a participant who is awarded RSUs will not recognize taxable income upon receipt. When a participant receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates. However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. In such a case, a participant, unless prohibited by the Committee, may elect under Section 83(b) of the Code to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2014 LTI Plan and Code with respect to such election. In general, any gain recognized thereafter will be capital gain.

Withholding Requirements

The Company or any affiliate shall be entitled to withhold from any amount otherwise payable to a participant (or secure payment from the participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company or an affiliate with respect to any amount payable and/or shares issuable to such participant under the 2014 LTI Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an award or upon a disqualifying disposition of shares received pursuant to the exercise of an incentive stock option, and the Company may defer payment or issuance of the cash or shares upon the grant, exercise or vesting of an award unless indemnified to its satisfaction against any liability for any such tax. The Company shall determine the amount of such withholding or tax payment, which shall be payable by the participant at such time as the Company determines. The Committee may prescribe in each award agreement one or more methods by which the participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the participant to the Company or an affiliate or the withholding from the award, at the appropriate time, of a number of shares sufficient, based upon the fair market value of such shares, to satisfy such tax withholding requirements. The Committee may establish such rules and procedures relating to withholding methods as it deems necessary or appropriate.

Deduction Limits and Performance Measures

The Company generally will be entitled to a tax deduction in connection with an award made under the 2014 LTI Plan only to the extent that the participant recognizes ordinary income from the award. Under Section 162(m) of the Code and the related federal treasury regulations, as in effect before the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017, (the “Tax Act”) the Company was not permitted to deduct annual compensation in excess of $1 million paid to certain employees, (before the Tax Act, this was generally the Company’s Chief Executive Officer and three other most highly compensated NEOs, other than the Chief Financial Officer) unless that compensation qualified as “performance-based” compensation. Pursuant to the Tax Act, for fiscal years beginning after December 31, 2017, the compensation of the Chief Financial Officer is also subject to the deduction limitation.

In making its compensation decisions, the Committee has considered the limitations on deductibility within the requirements of Code Section 162(m) and its related Treasury regulations. As a result, for periods prior to January 1, 2018, the Committee designed much of the total compensation packages for the NEOs to qualify for the exemption of “performance-based” compensation from the deductibility limit. However, the Committee does have the discretion to design and use compensation elements that may not be deductible within the limitations under Section 162(m), if the Committee considers the tax consequences and determines that those elements are in our best interests.

Pursuant to the Tax Act, subject to certain transition rules, for fiscal years beginning after December 31, 2017, the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for fiscal years beginning after December 31, 2017, any compensation in excess of $1 million paid to the Company’s executive officers may not be deductible. The Committee believes that the potential deductibility of the compensation payable under 2014 LTI Plan should be only one of a number of relevant factors taken into consideration and not the sole governing factor. For that reason, the Committee intends to continue to structure awards under the 2014 LTI Plan in order to assure appropriate levels of total compensation for our executive officers based on the Company’s performance, while acknowledging that a portion of those compensation payments may not be deductible under Section 162(m).

As a result, certain payments to the Company’s CEO, CFO and other NEOs under our 2014 LTI Plan may not qualify as performance-based compensation under Section 162(m) because the awards were calculated and paid in a manner that may not meet the requirements under Section 162(m) and the related Treasury regulations.

Code Section 409A Compliance

Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on regulations and other guidance issued under Code Section 409A, the awards under the 2014 LTI Plan could be affected. In general, if an award either (1) meets the requirements imposed by Code Section 409A or (2) qualifies for an exception from coverage of Code Section 409A, the tax consequences described above will continue to apply. If an award is subject to Code Section 409A and does not comply with the requirements of Code Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

The Company has designed the 2014 LTI Plan so that awards either comply with, or are exempt from coverage of, Code Section 409A.

The Company does not intend the preceding discussion to be a complete explanation of all of the income tax consequences of participating in the 2014 LTI Plan. Participants in the 2014 LTI Plan should consult their own personal tax advisors to determine the particular tax consequences of the 2014 LTI Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the federal tax laws from the date of this proxy statement.

The affirmative vote of a majority of votes cast on this proposal is required for the adoption of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the 2014 LTI Plan.

EXECUTIVE OFFICERS

The names of the Executive Officers of Summit Financial Group, Inc. as of March 30, 2021, the present position and past offices with Summit Financial Group, Inc. and term of office of such officers and the number of shares of Common Stock of the Company beneficially owned by such Executive Officers are set forth in the following table. The number of shares shown as beneficially owned by Executive Officer is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Unless indicated in the following table, to our knowledge, the Executive Officers have sole voting and sole investment power with respect to all shares beneficially owned. Shares of Common Stock issuable upon exercise of currently exercisable options and stock-settled stock appreciation rights (SARs) within 60 days of March 30, 2021, are deemed to be outstanding and to be beneficially owned by the Executive Officer holding the options and SARs for the purpose of computing the percentage ownership of that Executive Officer, but are not treated as outstanding for the purpose of computing the percentage ownership of any other Executive Officer.

Name and Age as of the May 20, 2021 Meeting Date	Positions and Offices with Summit and Summit Community Bank and Term of Office	Amount of Beneficial Ownership of Summit’s Common Stock as of March 30, 2021
		Number of Common Shares(7)	% of Common Stock
H. Charles Maddy, III…(58)
	Director of Summit Financial Group since 1993. President and CEO of Summit Financial Group since 1994; Chairman of Board of Directors of Summit Community Bank, the subsidiary of the Company, since September, 2010.	119,409(1)	*
Robert S. Tissue……….(57)	Executive Vice President and Chief Financial Officer of Summit Financial Group since 1998.	82,644(2)	*
Patrick N. Frye…………(62)	Executive Vice President and Chief of Credit Administration of Summit Financial Group since December 2003.	41,052(3)	*
Scott C. Jennings……….(59)	Executive Vice President and Chief Operating Officer of Summit Financial Group since 2000.	33,946(4)	*
Bradford E. Ritchie……..(53)	Executive Vice President of Summit Financial Group and President of Summit Community Bank since 2012.	38,609(5)	*
Patricia L. Owens.............(57)	Executive Vice President and Chief Banking Officer of Summit Financial Group since May 2019; Chief Banking Officer of Summit Community Bank since 2014.	15,095(6)	*

(1)    Includes 38,850 shares owned by spouse, 27,114 fully vested shares held in Company’s ESOP and 12,194 shares issuable upon the exercise of 46,083.2 vested stock-settled stock appreciation rights (SARs).
(2)    Includes 14,766 fully vested shares held in Company’s ESOP, 740 shares held in spouse’s self-directed IRA and 7,091 shares issuable upon the exercise of 24,109.8 vested SARs. 25,000 shares are pledged as collateral.
(3)    Includes 11,282 fully vested shares held in Company’s ESOP and 1,000 shares owned as custodian for grandchildren and 2,155 shares issuable upon the exercise of 12,611.8 vested SARs. 20,000 shares are pledged as collateral.
(4)    Includes 16,120 fully vested shares held in Company’s ESOP and 11,096 shares issuable upon the exercise of 31,288.6 vested SARs.
(5)    Includes 6,563 fully vested shares held in Company’s ESOP, exercisable stock options for 5,000 shares and 10,265 shares issuable upon the exercise of 25,986 vested SARs. 6,000 shares are pledged as collateral.
(6)    Includes 4,227 fully vested shares held in Company’s ESOP, exercisable stock options for 200 shares and 9,258 shares issuable upon the exercise of 23,423.6 vested SARs.
(7)    For purposes of the above table, the number of shares of common stock that would be issuable under the vested SARs awarded in 2015 is based on the market price of the Company’s stock as of March 30, 2021 of $27.16 and the base price of $12.01, the fair market value of the Company’s stock as of April 23, 2015, the date of grant of the SARs. The number of shares of common stock that would be issuable under the vested SARs awarded on February 9, 2017 is based on the market price of the Company’s stock as of March 30, 2021 of $27.16 and the base price of $26.01, the fair market value of the Company’s stock as of February 9, 2017, the date of grant of the SARs. The number of shares of common stock that would be issuable under the vested SARs awarded on February 7, 2019 is based on the market price of the Company’s stock as of March 30, 2021 of $27.16 and the base price of $23.94, the fair market value of the Company’s stock as of February 7, 2019, the date of grant of the SARs

* Indicates officer owns less than 1% of the Company’s Common Stock.

PRINCIPAL SHAREHOLDERS

The following table lists each shareholder of Summit who is the beneficial owner of more than 5% of Summit’s voting securities as of March 30, 2021.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Common Stock	Castle Creek Capital Partners V, LP 6051 El Tordo P. O. Box 1329 Rancho Santa Fe, CA 92067	992,975	7.6%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	665,412(1)	5.1%
(1) BlackRock, Inc. holds sole dispositive authority for the 665,412 shares and sole voting authority over 653,918 shares. BlackRock, Inc.’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated February 2, 2021 made by BlackRock, Inc. setting forth information as of December 31, 2020.

REQUIREMENTS, INCLUDING DEADLINE FOR SUBMISSION
OF SHAREHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND
OTHER BUSINESS OF SHAREHOLDERS

Shareholder Proposals for the 2022 Annual Meeting

Shareholder Proposals for Inclusion in the Proxy Statement. Under the rules of the SEC, shareholder proposals intended to be presented at the Company’s 2022 Annual Meeting of Shareholders must be received by us, Attention: Secretary, at our principal executive offices by December 10, 2021, for inclusion in the proxy statement and form of proxy relating to that meeting. If the 2022 Annual Meeting date is scheduled to be held more than thirty (30) days before or after May 20, 2022, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received. We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

Shareholder Proposals for Presentation at the 2022 Annual Meeting. Shareholder proposals to be brought before our 2022 Annual Meeting and submitted outside the processes of Rule 14a-8 must be received by us, Attention: Secretary, at our principal executive offices by February 23, 2022. If notice is not provided by February 23, 2022, the proposal will be considered untimely and, if presented at the 2022 Annual Meeting, the persons named in the Company’s proxy for the 2022 Annual Meeting of Shareholders will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been addressed in the proxy statement for the 2022 Annual Meeting of Shareholders.

Nomination of Directors

Under our Articles of Incorporation, certain procedures are provided which a shareholder must follow to nominate persons for election as Directors. These procedures provide that nominations for Directors at an annual meeting of shareholders must be submitted in writing to the President of the Company at P. O. Box 179, 300 North Main Street, Moorefield, West Virginia 26836. The nomination must be received no later than:

•    thirty (30) days in advance of an annual meeting if at least thirty (30) days prior notice is provided; or

•    five (5) days following the day on which the notice of meeting is mailed if less than thirty (30) days’ notice is given.

The nomination must contain the following information about the nominee and notifying shareholder:

•    name of the nominee;

•    address of the nominee;

•    principal occupation of the nominee;

•    the number of shares of common stock held by the notifying shareholder; and the name and address of the notifying shareholder.

The chairman of the meeting may refuse to acknowledge the nomination of any person, if not in compliance with the foregoing procedures.

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote the proxies in accordance with their best judgment.

Stock Transfers

Current market quotations for the common stock of Summit Financial Group, Inc. are available on the NASDAQ Capital Market under the symbol “SMMF.”

ANNUAL REPORT

The annual report of the Company for the year ended December 31, 2020, is being mailed concurrently with this Proxy Statement.
The financial statements and other information to be delivered with this Proxy Statement constitute the annual disclosure statement as required by 12 C.F.R. 18.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2020. Requests for copies of such report should be directed to Julie R. Markwood, Senior Vice President, Chief Accounting Officer, Summit Financial Group, Inc., P. O. Box 179, Moorefield, West Virginia 26836, or e-mail jmarkwood@summitfgi.com.

Whether or not you plan to attend the Meeting, please mark, sign, date, and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors,

April 9, 2021

APPENDIX A

AMENDED AND RESTATED SUMMIT FINANCIAL GROUP, INC.

2014 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE.

(a)    In General. The Summit Financial Group, Inc. 2014 Long-Term Incentive Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

(b)    Application of Plan to Prior Awards. Any Awards granted under the 2009 Summit Financial Group, Inc. Officer Stock Option Plan (“2009 Option Plan”) will continue to be administered under, and subject to the provisions of the 2009 Option Plan. This 2014 Long-Term Incentive Plan will not alter the terms of any outstanding awards granted under the 2009 Option Plan. Any shares that remain unissued from the 2009 Option Plan as of the Effective Date of this Plan will cease to be available for future use.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth in this Section 2. Any definition of a performance measure used in connection with an Award described by Section 11(g) shall have the meaning commonly ascribed to such term by generally acceptable accounting principles as practiced in the United States.

(a)    “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b)    “Award” shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit, Stock Appreciation Right or Other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in electronic form.

(d)    “Board” shall mean the board of directors of the Company.

(e)    “Change of Control” means with respect to (i) the Company or an Affiliate for whom the Participant is performing services at the time of the Change in Control Event; (ii) the Company or any Affiliate that is liable for the payment to the Participant hereunder (or all corporations liable for the payment if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of service by the Participant for the Company or such corporation (or corporations) or there is a bona fide business purpose for the Company or such corporation or corporations to be liable for such payment and, in either case, no significant purpose of making the Company or such corporation or corporations liable for such payment is the avoidance of Federal Income tax; or (iii) a corporation that is a majority shareholder of a corporation identified in paragraph (i) or (ii) of this section, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in paragraph (i) or (ii) of this section, a Change in Ownership or Effective Control or a Change in the Ownership of a Substantial Portion of the Assets of a Corporation as defined in Section 409A of the Code, and the regulations or guidance issued by the Internal Revenue Service thereunder, meeting the requirements of a “Change in Control Event” thereunder.

(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)    “Committee” shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Equity Compensation Committee of the Compensation and Nominating Committee or of the Board shall be the Committee under the Plan.

(h)    “Company” shall mean Summit Financial Group, Inc., together with any successor thereto.

(i)    “Effective Date” shall mean the date as provided in Section 14.

(j)    “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which an amount related to or arising in connection with the Award may be deducted by the Company, and (ii) the recipient of taxable compensation of more than $1,000,000 for that taxable year.

(k)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Fair Market Value means, unless otherwise determined by the Committee or Board, as applicable, with respect to a Share on the relevant date:

(i)    if the Share is listed on an established securities exchange, the value per Share shall be based on the average selling price determined by (a) calculating the arithmetic mean of the high and low prices of Shares traded as reported on such exchange for each of the last five (5) most recent business days on which the Shares traded prior to the date of grant, (or if valuation is for establishing the Fair Market Value of Shares on a date other than the date of grant, such as, for example, to establish the appreciation in value of a Share on an exercise or settlement date, for comparison to determine the change in value of such Share from its value as of the date of grant, for example, then such five most recent business days on which the Shares traded prior to such other date shall be used in such calculation of value as of such other date, as the case may be,) and then (b) calculating the average of such amounts computed in subsection (i)(a) above weighted based on the volume of trading of such Shares on each such business day;

(ii)    if the Share is not listed on an established securities exchange but is traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per Share shall be based on the average selling price determined by (a) calculating the arithmetic mean of the high and low prices of Shares traded as reported for each of the last five (5) most recent business days on which the Shares traded prior to the date of grant (or if valuation is for establishing the Fair Market Value of Shares on a date other than the date of grant, such as, for example, to establish the appreciation in value of a Share on an exercise or settlement date, for comparison to determine the change in value of such Share from its value as of the date of grant, for example, then such five most recent business days on which the Shares traded prior to such other date shall be used in such calculation of value as of such other date, as the case may be,) and then (b) calculating the average of such amounts computed in subsection (ii)(a) above weighted based on the volume of trading of such Shares on each such trading day; or

(iii)    if the Share is not listed on an established securities exchange or is not traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per share shall be based on a reasonable valuation method that conforms to the requirements of Internal Revenue Code Section 409A.

With respect to any other property, the fair market value of such property shall be determined by such methods or procedures as the Committee or Board, as applicable, establishes.

(l)    “Incentive Stock Option” shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(m)    “Key Employee” means any officer or other key employee of the Company or any Affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate as determined by the Committee. In connection with any merger, acquisition or other business combination to which the Company or any Affiliate is a party, the Committee is authorized to designate other persons who may be deemed Key Employees for purposes of the Plan (other than with respect to the award of Incentive Stock Options) where such persons are key employees of another party to the business combination (or key employees of any affiliate of such party) but do not become employees of the Company or any Affiliate following the business combination, provided that the Committee determines that granting substitute Awards under the Plan, in place of outstanding awards held by the recipient under one or more plans of the predecessor employer, constitutes appropriate severance compensation.

(n)    “Non-Qualified Stock Option” shall mean an option granted under Section 6 that is not intended to be an Incentive Stock Option.

(o)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p)    “Other Stock-Based Award” shall mean any right granted under Section 10.

(q)    “Participant” shall mean an individual granted an Award under the Plan and to the extent applicable, includes any other individual who holds an outstanding Award (including, but not limited to, any individual who inherits a Participant’s Award following the Participant’s death).

(r)    “Performance Unit” shall mean any right granted under Section 8.

(s)    “Plan” shall mean this Summit Financial Group, Inc. 2014 Long-Term Incentive Plan.

(t)    “Restricted Stock” shall mean any Share granted under Section 7.

(u)    “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) on the terms and conditions set forth in the Plan and the applicable Award Agreement.

(v)    “Shares” shall mean shares of the common stock of the Company, $2.50 par value.

(w)    “Stock Appreciation Right” or “SAR” shall mean any right granted pursuant to Section 9 to receive, upon exercise by the Participant, or on a date or date specified in the SAR Award Agreement, as the case may be, the excess of:

(i)    the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise over

(ii)    the grant price of the right, which grant price, except in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on the date of grant of the right.

(x)    “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. ELIGIBILITY.

(a)    The Committee may designate any Key Employee, including any executive officer or employee-director of the Company or any Affiliate, as a Participant.

(b)    An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate as a Key Employee shall be deemed to be eligible for Awards hereunder as of commencement of employment.

(c)    Directors who are not full-time officers or employees are not eligible to receive Awards hereunder.

(d)    Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4. ADMINISTRATION.

(a)    The Plan shall be administered by the Committee. If, however, the Committee is not in existence, the Board shall assume the functions of the Committee and all references to the Committee in the Plan shall mean the Board. A director may serve as a member or alternate member of the Committee only during periods in which the director is (i) “independent” within the meaning of the applicable rules of the NASDAQ Stock Market, Inc., the Securities and Exchange Commission and the Company’s director independence standards and (ii) an “outside director” as described in Section 162(m) of the Code.

(b)    Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine, consistent with Section 11(g), whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)    All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

SECTION 5. SHARES AVAILABLE FOR AWARDS.

(a)    Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 800,000 shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), no Participant may receive Options and SARs under the Plan in any calendar year that relate to more than 50,000 Shares. If an Option or SAR is canceled, the canceled Option or SAR continues to be counted against the maximum number of Shares for which Options or SARs may be granted to the Participant under the plan.

(b)    If, after the effective date of the Plan, (i) any Shares covered by an Award, or to which such an Award relates, are forfeited or (ii) any Award expires or is cancelled or otherwise terminated, then the number of Shares available for issuance under the Plan shall increase, to the extent of any such forfeiture, expiration, cancellation or termination. For purposes of this Section 5(b), however, awards and options granted under any previous option of long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall not be treated as Awards. For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by: (i) the withholding of Shares as a result of the net settlement of an outstanding Option or SAR; (ii) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (iii) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.

(c)    Any Shares underlying Substitute Awards shall not be counted against the Shares available for granting Awards.

(d)    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.

(e)    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities, cash or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Any such adjustment with respect to a “stock right” outstanding under the Plan, as defined in Section 409A of the Code, shall be made in a manner that is intended to avoid the imposition of any additional tax or penalty under Section 409A.

SECTION 6. OPTIONS.

(a)    The Committee is hereby authorized to grant Options to Participants with the terms and conditions described in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board or Committee shall constitute the granting of any Option hereunder. The number of Shares and the date of grant, which may not be earlier than the date on which the Committee or Board, as applicable, approves such grant shall be determined by the Committee and set forth in the Option Award Agreement.

(b)    The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(c)    The term of each Option shall be fixed by the Committee but shall not exceed 10 years.

(d)    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Each Option granted pursuant to the Plan shall be evidenced by an Option Award Agreement between the Company and the Participant, in such form as the Committee shall from time to time approve. The number of Shares and the date of grant, which may not be earlier than the date on which the Committee approves such grant shall be determined by the Committee and set forth in the Option Award Agreement. Each Option Award Agreement shall also include a vesting schedule describing the date, event, or act upon which an Option shall vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option. This condition shall not impose upon the Company any obligation to retain the Participant in its employ for any period. In addition, each Option Award Agreement shall comply with and be subject to all of the terms and conditions set forth in this Plan, including but not limited to the provisions of this Section 6 and Section 11 of the Plan.

(e)    Options shall include Non-Qualified Stock Options and Incentive Stock Options and each Option Award Agreement shall specifically state what type of Option is being granted whether a Non-Qualified Stock Option or Incentive Stock Option. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, but the Company makes no representation that any options will qualify, or continue to qualify as an Incentive Stock Option and makes no covenant to maintain Incentive Stock Option status.

SECTION 7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)    The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the terms and conditions described in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine
(b)    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)    Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)    Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

SECTION 8. PERFORMANCE UNITS.

(a)    The Committee is hereby authorized to grant Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b)    Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

SECTION 9. STOCK APPRECIATION RIGHTS (SARs).

(a)    The Committee is hereby authorized to grant SARs to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b)    The term or date or dates of settlement of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant.

(c)    Settlement Date or Dates or Exercise of SARs:

(i)    A SAR Award Agreement may specify a specific settlement date or dates, or may grant a term during which such SAR or SARs, if vested, may be exercised. With respect to a SAR Award Agreement that grants Participant a term during which vested SARs may be exercised by the Participant, the Participant may exercise any such SAR granted under this Plan with respect to all or any part of the number of vested SARs then exercisable under the terms of the written SAR Award Agreement by giving the Committee written notice of intent to exercise. The notice of exercise shall specify the number of SARs to be exercised under the Award and shall specify the date of exercise;

(ii)    Each SAR, once vested, that is granted under the Plan shall be exercisable only on a settlement date or dates specified in the SAR Award Agreement or during a term established by the Committee as set forth in the applicable SAR Award Agreement; and

(iii)    The holder of a SAR shall not have any of the rights of a stockholder.

SECTION 10. OTHER STOCK-BASED AWARDS.

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 11. GENERAL PROVISIONS APPLICABLE TO AWARDS.

(a)    Change of Control. Unless otherwise provided, in the sole discretion of the Committee, in any Award Agreement, the following provisions shall apply with respect to a Change of Control:

(i)    Vesting. Any Award not fully vested at the time a Participant terminates employment due to a Change of Control will become fully vested upon such termination and remain exercisable, as applicable, throughout its original term.

(ii)    Assumption of Awards. If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(iii)    Payment for Awards. If the provisions of paragraph (a)(ii) above do not apply with respect to any particular outstanding Award, then the Committee may provide that all such outstanding Awards shall be cancelled as of the date of the Change in Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (1) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change in Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefore; (2) in the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of vested Shares or units, as applicable.

(b)    The Committee or Board, as applicable, shall determine whether Awards will be granted to Participants with or without cash consideration.

(c)    Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or an Affiliate, may be granted either at the same time as or at a different times from the grant of such other Awards or awards.

(d)    Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with Section 11 and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or, with respect only to Awards other than Options and SARs, the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(e)    Unless the Committee shall otherwise determine, (i) no Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(f)    All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee or Board, as applicable, may require each Participant or other person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other person is acquiring the Shares without a view to the distribution thereof.
(g)    Unless the Committee expressly determines otherwise in the Award Agreement, any Award of an Option, SAR, or Restricted Stock is intended to qualify as a stock right exempt under Section 409A of the Code, and the terms of the Award Agreement and any related rules and procedures adopted by the Committee shall reflect such intention. Unless the Committee expressly determines otherwise in the Award Agreement, with respect to any other Award that would constitute deferred compensation within the meaning of Section 409A of the Code, the Award Agreement shall set forth the time and form of payment and the election rights, if any, of the holder in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A. The Company makes no representation or covenant that any Award granted under the Plan will comply with Section 409A.

(h)    The Committee shall not have the authority to provide in any Award granted hereunder for the automatic award of an Option upon the exercise or settlement of such Award.

SECTION 12. AMENDMENT AND TERMINATION.

(a)    Unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of the NASDAQ Stock Market, Inc. or (ii) the consent of the affected Participants, if such action would adversely affect the rights of such Participants under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b)    The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that (i) no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; (ii) except as provided in Section 5(e), no such action shall reduce the exercise price of any Option or SAR established at the time of grant thereof; and (iii) except in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), an Option or SAR may not be terminated in exchange for (x) a cash amount greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award, (y) another Option or SAR with an exercise price that is less than the exercise price of the cancelled Option or SAR, or (z) any other type of Award. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. The Committee also may modify any outstanding Awards to comply with Section 409A without consent from Participants. The Company makes no representation or covenant that any action taken pursuant to this Section 12(b) will comply with Section 409A.

(c)    The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. However, the Company makes no representation or covenants that Awards will comply with Section 409A.

(d)    The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 13. MISCELLANEOUS.

(a)    No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards, either collectively or individually, under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)    The Committee may delegate to another committee of the Board, one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any such delegation to management shall conform with the requirements of applicable West Virginia corporation law, as in effect from time to time.

(c)    The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes (including income tax, social insurance contributions, payment on account and other taxes) due in respect of an Award, its exercise, or any payment or transfer of Shares, cash or property under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.

(d)    Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(f)    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)    Awards Not Includable for Benefit Purposes. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(j)    Compliance with Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, and to Company policies that affect the issuance and or transfer of Shares or other securities issued by the Company. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)    obtaining any approvals from governmental agencies and national securities exchanges that the Company determines are necessary or advisable; and

(ii)    completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

SECTION 14. EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 15. TERM OF THE PLAN.

No Award shall be granted under the Plan after May 15, 2024. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee and the Board under Section 12 to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and to amend the Plan, shall extend beyond such date.

SECTION 16. GOVERNING LAW.

The Plan shall be construed in accordance with and governed by the laws of the State of West Virginia without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its corporate name by its corporate officer thereunto duly authorized, as of the date first above written.

SUMMIT FINANCIAL GROUP, INC.
By _______________________________
Its _______________________________

Summit
FINANCIAL GROUP
Strength. Vision. Prosperity.

VOTE

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Your vote matters – here's how to vote!

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Go to www.investorvote.com/SMMF or scan the QR Code – enter your unique login control number located in the shaded bar below. Votes submitted electronically before the meeting must be received by 2:00 p.m., Eastern Time on May 19, 2021.

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2021 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:
To elect five (5) Directors of Summit to serve a three-year term until the 2024 Annual Meeting or until their successors are elected and qualified

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - James M. Cookman	☐	☐	02 - Gary L. Hinkle	☐	☐	03 - Jason A. Kitzmiller	☐	☐
04 - H. Charles Maddy, III	☐	☐	05 - Ronald B. Spencer	☐	☐			

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Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Annual Meeting of Shareholders of Summit Financial Group, Inc. will be held on Thursday, May 20th, 2021 at 1:00 pm Eastern Time, virtually via the internet at www.meetingcenter.io/227950794.

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SUMMIT FINANCIAL GROUP, INC.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2021

The undersigned shareholder(s) of Summit Financial Group, Inc. ("Summit") hereby appoints Julie R. Markwood and Teresa D. Ely, or either of them, with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Summit Financial Group, Inc. to be held on May 20, 2021, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors under Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.